As filed with the U.S. Securities and Exchange Commission on August 23, 2021.

Registration No. 333-254422

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHW Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Manhattanville Road

Suite 403

Purchase, NY 10577

Tel: (914) 603-5016

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonah Raskas
Co-Chief Executive Officer
2 Manhattanville Road

Suite 403

Purchase, NY 10577

Tel: (914) 603-5016

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ari Edelman, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 521-5400	Daniel L. Forman, Esq. Proskauer Rose LLP Eleven Times Square New York, NY 10036 Tel: (212) 969-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.0001 par value, and one redeemable warrant(2)	11,500,000	$10.00	$115,000,000	$12,546.50
Ordinary shares included as part of the units(3)	11,500,000	—	—	—
Redeemable warrants included as part of the units(4)	11,500,000	—	—	—
Total			$115,000,000	$12,546.50(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Includes 1,500,000 units, consisting of 1,500,000 ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share consolidations, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated AUGUST 23, 2021

$100,000,000

CHW Acquisition Corporation

10,000,000 Units

CHW Acquisition Corporation is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

This is the initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one ordinary share and one redeemable warrant. Each warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment, terms, and limitations as provided herein. The warrants will become exercisable on the later of the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. Subject to the terms and conditions described in this prospectus, we may redeem the warrants once the warrants become exercisable. We have also granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 15 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, CHW Acquisition Sponsor LLC, a Delaware limited liability company, has committed to purchase 4,000,000 (or up to 4,262,500 depending on the extent to which the underwriters’ over-allotment option is exercised) warrants at a price of $1.00 per warrant ($4,000,000 (or up to $4,262,500 depending on the extent to which the underwriters’ over-allotment option is exercised)) in a private placement that will close simultaneously with the closing of this offering. The terms of the private placement warrants are identical to those of the public warrants, except as described in this prospectus. We refer to these warrants throughout this prospectus as the private placement warrants. Each private placement warrant is exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment as provided herein.

Our initial shareholders own an aggregate of 2,875,000 founder shares, up to 375,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised.

Up to 13 qualified institutional buyers or institutional accredited investors which are not affiliated with us, our sponsor, our directors or any member of our management, and which we refer to as the anchor investors throughout this prospectus, have each expressed to us an interest in purchasing up to 990,000 units (or, in the case of one of the anchor investors, up to 500,000 units) in this offering at the offering price of $10.00, and such allocations will be determined by the underwriters. The anchor investors as a group may purchase no more than 9,800,000 units in the aggregate (or 11,270,000 units in the aggregate if the underwriters’ over-allotment option is exercised in full), up to 98.0% of the units issued in this offering. Such amounts will be allocated among the anchor investors proportionally based on their expression of interest. We expect that the number of units the anchor investors will purchase would, in general, be increased or decreased proportionately in the event the number of units offered hereby is increased or decreased, respectively. There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is also no guarantee that all 13 anchor investors will participate in the offering. Subject to each anchor investor purchasing 100% of the units allocated to it, in connection with the closing of this offering our sponsor will sell 60,000 founder shares (or, in the case of one of the anchor investors, 30,000 founder shares) to each anchor investor at their original purchase price of approximately $0.009; provided, however, that in the event that an anchor investor sells any of the units or ordinary shares purchased in this offering within 30 days following the closing of this offering, the number of founder shares transferred to such anchor investor would be reduced to 50,000 founder shares (or, in the case of one of the anchor investors, 25,000 founder shares). If the anchor investors purchase all of the units which may be allocated to them, the substantial majority of units purchased in this offering will be held by the anchor investors and these investors will potentially have different interests than our other public shareholders, as further discussed in this prospectus. The anchor investors will also have the potential to realize enhanced economic returns and overall economic outcome from their investment in us in comparison to our other public shareholders who are not making anchor investments and purchasing founder shares. Since our sponsor is transferring founder shares held by it to the anchor investors and we are not issuing any new ordinary shares, there will be no dilutive impact on the other investors in this offering. However, if the anchor investors purchase all of the units which may be allocated to them, such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq. For a discussion of certain additional arrangements with the anchor investors, see “Summary — The Offering — Expressions of Interest.”

Prior to this offering, there has been no public market for our units, public shares or warrants. We have applied to list our units on The Nasdaq Capital Market, or the Nasdaq, under the symbol “CHWAU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the Nasdaq. We expect that the public shares and warrants comprising the units to begin separate trading on the 90th day following the date of this prospectus unless Chardan informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the public shares and warrants will be listed on the Nasdaq under the symbols “CHWA” and “CHWAW,” respectively.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 26. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)(2)	0.525	$5,250,000
Proceeds, before expense to CHW Acquisition Corporation	$9.475	$94,750,000

(1)	Includes $0.35 per unit, or $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to Chardan for deferred underwriting commissions that will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to Chardan only upon completion of an initial business combination, as described in this prospectus. Does not include certain other fees and expenses payable to the underwriters in connection with this offering. See the section of this prospectus entitled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering .
(2)

Upon the closing of this offering, the underwriters will receive compensation in addition to the underwriting discount, including 50,000 (or up to 57,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares, which we refer to herein as the representative shares.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $100,000,000 or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account located in the United States with Wilmington Trust, National Association acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (i) our completion of an initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our public shares if we have not completed an initial business combination within 15 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about      , 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Sole Book-Running Manager

Chardan

The date of this prospectus is      , 2021

Until                 , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This obligation is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such reference are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with or endorsement or sponsorship of us by any other entities.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•	“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association;

•	“anchor investors” are the up to 13 qualified institutional buyers or institutional accredited investors which are not affiliated with us, our sponsor, our directors or any member of our management and that have each expressed to us an interest in purchasing up to 990,000 units (or 500,000 units, as applicable) in this offering and have each agreed to purchase from our sponsor up to 60,000 founder shares (or up to 30,000 founder shares, as applicable) (up to 750,000 founder shares in the aggregate) at their original purchase price of approximately $0.009 per share, subject to each anchor investor purchasing 100% of the units allocated to it, as further described herein;

•	“company,” “our company,” “we,” or “us” are to CHW Acquisition Corporation, a Cayman Islands exempted company;

•	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•	“equity-linked securities” are to any securities of our company which are convertible into or exchangeable or exercisable for, ordinary shares of our company;

•	“founder shares” are to our ordinary shares initially purchased by our sponsor in a private placement prior to this offering;

•

“initial shareholders” are to the holders of our founder shares prior to this offering, but excludes Chardan (as defined below), in respect of the representative shares to be held by it or its designees (other than the anchor investors);

•	“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•	“management” or our “management team” are to our officers and directors;

•	“Chardan” are to Chardan Capital Markets, LLC the representative of the underwriters;

•	“ordinary shares” are to our ordinary shares of par value $0.0001 per share of the company (for the avoidance of doubt, unless the context indicates otherwise, such term shall not include the representative shares (as defined below);

•	“preference shares” are to our preference shares of par value $0.0001 per share in the share capital of the company;

•	“private placement warrants” are to the warrants issued to our sponsor in a private placement simultaneously with the closing of this offering;

•	“public shareholders” are to the holders of our public shares;

•	“public shares” are to our ordinary shares offered as part of the units in this offering (whether they are subscribed for in this offering or thereafter in the open market);

•	“public warrants” are to the redeemable warrants sold as part of the units in this offering (whether they are subscribed for in this offering or in the open market);

•	“representative shares” are to the 50,000 (or up to 57,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares that we will issue to Chardan and its designees upon the closing of this offering (for the avoidance of doubt, such ordinary shares will not be “public shares”);

•	“sponsor” are to CHW Acquisition Sponsor LLC, a Delaware limited liability company controlled by Jonah Raskas, our Co-Chief Executive Officer and Director and Mark Grundman, our Co-Chief Executive Officer and Director;

•	“warrants” are to our redeemable warrants, which include the public warrants as well as the private placement warrants to the extent they are no longer held by the initial purchasers of the private placement warrants or their permitted transferees.

All references in this prospectus to our shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. All references in this prospectus to our share dividends shall take effect as share capitalizations as a matter of Cayman Islands law. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the forfeiture by our sponsor of 375,000 founder shares. Unless otherwise stated in this prospectus, or the context otherwise requires, the information presented herein assumes that none of the anchor investors purchased 100% of the units that may be allocated to them. For a detailed discussion of the arrangements with the anchor investors, please see “Principal Shareholders – Expressions of Interest.”

General

We are a blank check company incorporated on January 12, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Our Company

Members of our management team and board have significant experience in the consumer product and retail industries. Our mission is to leverage our collective experiences and skills in order to consummate an initial business combination within the consumer product or consumer-related industry. Our team has extensive executive level experiences in a variety of sectors including, but not limited to, fashion, food, beverage, pet, toy, athleisure, fitness, snacking, over-the-counter (“OTC”) health and wellness products, weight loss, and travel goods.

Our management team’s background also includes extensive experience in the retail industry that we believe gives us a unique advantage to identify target companies in the consumer industry that are positioned for growth and where we can add value through margin enhancement, the ability to capitalize on market trends, and advancing business-to-business relationships. We believe we can harness our network which spans many of the major retailers, such as Wal-Mart, Dollar General, Vitamin Shoppe, and Family Dollar, to enhance the prospects of our business combination target.

In addition to our industry expertise, our management team has significant transactional experience, having consummated and led major transactions in the sector.

•	Paul Norman, our President, was formerly President of Kellogg North America, or Kellogg, having started his career there in 1987. During his tenure at Kellogg, Mr. Norman was instrumental in accelerating mergers and acquisitions activity at Kellogg and he participated in significant transactions including the acquisition of RX bar by Kellogg in 2017 for $600 million.

•	Jonah Raskas, our Co-Chief Executive Officer and Director, was previously an investment banker at Rodman and Renshaw, where he focused on the capital markets, including work on initial public offerings and secondary offerings. We believe Mr. Raskas’s capital markets execution experience will provide leadership, not only in identifying targets best suited to go public, but also in executing a successful business combination.

•	Mark Grundman, our Co-Chief Executive Officer and Director, has operating experience in consumer-oriented companies as well as buy-side and sell-side deal experience including working on the special situations desk at GAMCO Investors, Inc., formally known as Gabelli Asset Management, where he reported directly to Mario Gabelli. We believe that his experience in the mergers and acquisitions process will strengthen our ability to consummate a successful business combination.

•	Additionally, one of our board members held leadership positions during significant transactions, such as the sale of Del Monte Foods for more than $1 billion, and J.M. Smucker Company’s acquisition of Big Heart Pet Brands for approximately $6 billion.

We intend to source deals through the relationships of our management team. Leveraging our industry knowledge and our vast network of contacts, we are confident in our proprietary sourcing of deal flow to originate and complete a business combination. Furthermore, our network includes investment bank, private equity, and hedge fund relationships that we plan to utilize once we are a public company. We anticipate that our relationships will be instrumental to our company completing an initial business combination within our 15-month timeframe.

We believe that our team’s collective operational experience within the consumer and retailer industries bring a unique value and approach. Members of our management team have participated in key brand growth strategies for some of the most well recognized brands in the industry such as Kellogg®, Dove®, Campbell’s®, Smucker’s®, Lego®, Pepsi®, Dr. Pepper Snapple®, Kraft®, Del Monte Foods®, Big Heart Pet Brands®, Voltaren®, PopTarts®, Kashi®, and Gas-X®. Our management team members built their careers at Fortune 100 consumer companies and our collective expertise covers key cross-functional areas that are of value within digital, e-commerce, supply chain, trademarking, profit and loss management, strategic planning, innovation, consumer insights, analytics, and packaging. From a retailer perspective, our team’s expertise includes merchandising, marketing, digital tools, sourcing and in-store customer experience management.

Our Management Team

Our Executive Officers

Paul Norman has served as our President since February 2021. Mr. Norman is a global consumer products leader with over 30 years of experience creating brand and shareholder value. He currently serves on the boards of directors of Hearthside Food Solutions, a contract food manufacturer, Jones Soda Company (OTC:JSDA), a beverage company, and PureK Holdings (TSX-V: PKAN), a CBD retail products company. From 2019 to 2020, he served as chairman and CEO of HeavenlyRx, a privately held CBD wellness company. Prior to HeavenlyRx, Mr. Norman spent three decades at Kellogg, the $11 billion multinational food-manufacturing company, where his tenure was defined by transformation, profitable growth and shareholder value creation through strategic portfolio management, innovation and diverse talent development and leadership. He has deep experience in building brands while successfully navigating complex regulatory environments where challenges around marketing and nutrition/ ingredient labeling restrictions are constantly evolving. As president of Kellogg’s $9 billion North American business from 2015 to 2018, Mr. Norman led initiatives such as the exit of Direct Store Delivery, which transformed US Snacks to a warehouse pull model. He was instrumental in accelerating mergers and acquisitions activity at Kellogg, including Kellogg’s acquisition of RX bar in 2017 for $600 million. In his role, Mr. Norman interacted regularly with the Kellogg board of directors, attending all board meetings and collaborating closely with several sub-committees. He also participated in analyst and investor calls for the company. Prior to serving as president of Kellogg’s North American business in 2015, Mr. Norman served as the company’s chief growth officer from 2013 to 2015, where he developed the Kellogg global category operating model. In that role he focused on long-term innovation, building sales and marketing capability, and long-term strategy for the company’s breakfast and snacks categories. Concurrent with the chief growth officer role, Mr. Norman served as interim president of the U.S. Morning Foods business, which generated approximately $3 billion in revenues. In 2008, he was promoted to president of Kellogg International, where he built a team and platform to support international growth, a key pillar of the company’s growth plan. As part of that team, Mr. Norman helped to facilitate the acquisition of Pringles® in 2012, which was key to the company’s plans for global expansion and growth. In 2012, he led the integration of Pringles® and the restructuring of Kellogg’s European business to implement the new “Wired to Win” operating model, which resulted in significantly improved European top and bottom line performance. From 2004 to 2008, Mr. Norman led U.S. Morning Foods, which included cereal, PopTarts®, the Kashi Company, and the frozen foods division, to five years of sequential profitable sales and share growth. He was named managing director of Kellogg’s U.K./ Republic of Ireland business in 2002, where he successfully led a turnaround in sales performance and helped to grow the company’s cereal market share for the first time in 11 years. In 2000, Mr. Norman became president of Kellogg Canada Inc. and from 1989 to 2000, he held progressively more senior marketing roles at U.S. Morning Foods across France, Canada, Latin America and the U.S. In addition to his time at Kellogg, from 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. He also served as a Trustee of the Food Marketing Institute Foundation board, from 2016 to 2018. Mr. Norman received a bachelor’s degree with honors in French from Portsmouth Polytechnic.

Jonah Raskas has served as our Co-Chief Executive Officer and a member of our board of directors since January 2021. Since 2016, Mr. Raskas has worked in the consumer industry, as brand manager at GlaxoSmithKline plc, or GSK, and has led several business lines for the company. All business lines he has led sell millions of products on an annual basis. At GSK, Mr. Raskas has focused on digital, e-commerce, innovation profit and loss management, and overall strategy. Most recently, he led all e-commerce and digital for the first prescription to over-the-counter in the pain category in more than 20 years. There are, on average, only one to two prescription switches annually in the consumer industry and Mr. Raskas led one of them in 2020. He is also part of the US Consumer Healthcare Emerging Leaders Program at GSK. In March 2021, Mr. Raskas was appointed as a member of the Innovation Advisory Council of Brand Innovators, a brand marketing organization that provides programming and networking opportunities. From 2008 to 2010, he was an investment banker at Rodman and Renshaw, a mid-tier investment bank. Mr. Raskas was primarily focused on initial public offerings and secondary offerings, giving him capital market and public market exposure. Mr. Raskas started his career in 2007 working in the White House in the Speechwriting Office for President George W. Bush. There, he focused on market research and reviewing speeches that were written for President Bush and Vice President Dick Cheney. He will leverage his extensive network within the capital markets and consumer industry in order to identify ideal targets for acquisition business combination. Mr. Raskas also graduated summa cum laude with a MBA from the Gabelli School of Business at Fordham University with a focus on Accounting and Marketing.

Mark Grundman has served as our Co-Chief Executive Officer and a member of our board of directors since January 2021. Mr. Grundman brings direct experience within a range of businesses, such as helipads, chemical plants, packaged consumer goods, and janitorial services. In early 2020, he established his own firm, MJG Partners, LLC, which focuses on small business investing and investment advising. From 2018 to 2019, he served as president of VPG International, LLC, a newly-acquired framed art business within a portfolio of investor-owned companies. From 2006 to 2016, Mr. Grundman worked at GAMCO Investors, Inc. (NYSE: GBL), a leading institutional asset management firm. From 2013 to 2014, he took a leave of absence to attended Columbia Business School, where he received his MBA. After graduating from Columbia, he rejoined the company to focus on building out a sell-side special situations department. During his tenure at GAMCO, Mr. Grundman held various roles including trading desk analyst, focusing on special situation investing, including merger arbitrage, spinoffs, special purpose acquisition companies, liquidations, and other arbitrage opportunities, ultimately reporting directly to Mario Gabelli, Chairman and Chief Investment Officer of GAMCO. In addition to his investing focus, Mr. Grundman was responsible for presenting and reviewing the portfolio strategy and performance to the board of directors and major investors of GAMCO’s publicly traded mutual funds as well as the separately managed accounts and sub accounts of the firm. Mr. Grundman brings a unique and valuable perspective to our strategic approach, in terms of public market reception, operational excellence, and sustainability.

Stephen Katchur has served as our Chief Financial Officer since March 2021. Mr. Katchur has also served as President of Blue Ribbon CFOs, a Delaware Limited Liability Company providing outsourced CFO solutions and business consulting since 2019. Mr. Katchur has also served as Chief Financial Officer of Advanced Merger Partners, Inc., a special purpose acquisition corporation, since January 2021. Previously, Mr. Katchur was Chief Financial Officer and Chief Compliance Officer for Land & Buildings Investment Management LLC, an activist real estate-focused manager where he was responsible for all non-investment operations including, accounting, finance, investor relations, marketing, and regulatory compliance. From 2011 to 2014, Mr. Katchur was Chief Financial Officer of Wolfacre Global Management LLC and later for North Oak Capital Advisors LLC, both investment managers affiliated with Tiger Management LP. In these positions, Mr. Katchur oversaw all day-to-day non-investment functions. Mr. Katchur began his career in Hedge Fund Administration where he was led teams supporting several large investment managers. Mr. Katchur holds an undergraduate degree in Finance from the University of Central Florida and an MBA from New York University, Stern School of Business with specializations in Finance and Financial Instruments & Markets.

Our Board of Directors

In addition to Messrs. Raskas and Grundman, the following individuals will serve on our Board of Directors:

Victor Herrero will serve as the chairman of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Herrero has extensive experience in corporate management and business operations in the consumables industry. From 2015 to 2019, Mr. Herrero served as the chief executive officer and director of Guess Inc., which is principally engaged in designing, marketing, distributing and licensing a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products around the world. Prior to joining Guess Inc., Mr. Herrero served as the head of Asia Pacific and managing director of Greater China of Industria de Diseño Textil, S.A. (Inditex Group), an international fashion retailer with brands including Zara, Massimo Dutti, Pull & Bear, Bershka and Stradivarius. In addition to Active International, Mr. Herrero is a board member of Global Fashion Group S.A., (e-commerce fashion site operator and owner of Zalora and The Iconic among others, the shares of which are listed on the Frankfurt stock exchange), G-III Apparel Group, Ltd (U.S. manufacturer and distributor operating through a portfolio of brands, the shares of which are listed on NASDAQ) and Gruppo Coppel (Mexican consumer finance and retail conglomerate) and Clarks (British based international shoe manufacturer and retailer). Mr. Herrero graduated with a Master of Business Administration from Kellogg School of Management at Northwestern University. He obtained a Bachelor’s Degree in Business Administration from ESCP Europe in Paris, France in 1992 and a Bachelor of Law Degree from the University of Zaragoza in Spain in 1993. He was also awarded “Best CEO in the Sustainable Apparel Industry” in 2018 by European CEO Magazine.

M. Carl Johnson, III, will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Johnson is currently Chairman of the Board of Nautilus, Inc. (NYSE:NLS), a fitness solutions company, and has served in this capacity since 2010. He also served as interim chief executive officer of Nautilus from March 2019  through July 2019. From 2011 to 2015, he served as group executive vice president/brands and chief growth officer of Del Monte Foods (2011-2014) and chief growth officer and executive vice president, marketing, for Big Heart Pet Brands, the successor company to Del Monte Foods (2014- 2015), and senior advisor, J. M. Smucker Co., following its acquisition of Big Heart Pet Brands (2015). From 2001 to 2011, Mr. Johnson served as senior vice president and chief strategy officer for Campbell Soup Company.  From 1992-2001, he served in various roles at Kraft Food Group, Inc.:  Vice President, Strategy, Kraft USA (1992-93); EVP & General Manager, Specialty Products Division, Kraft USA (1993-94); EVP & General Manager, Meals Division, Kraft Foods, N.A.; EVP & President, New Meals Division, Kraft Foods, N.A. (1997-2001).  Prior to that, Mr. Johnson held roles at Marketing Corp. of America, Polaroid Corp., and Colgate-Palmolive. Mr. Johnson, brings a broad set of skills to our board of directors, which he developed through helping lead, iconic American companies such as Campbell Soup Company, Kraft, Polaroid, Colgate-Palmolive, managing multi-billion dollar businesses, and serving on c-suite leadership teams.

3

Gary Tickle will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Tickle is an industry leader with 30 years of global experience successfully driving growth and transformation in consumer packaged goods, or CPG, businesses. He held leadership roles across various functions including supply chain, manufacturing, finance, sales and marketing. Mr. Tickle has had twenty years of c-suite responsibility, including turnaround assignments, innovation and global strategy development, particularly focused on nutrition, health and wellness. His broad category experience includes coffee, confectionery, snacks, dairy, infant nutrition, milk modifiers, cereals, foodservice, personal care, tea, soups and cooking aids. In January 2021, Mr. Tickle joined Sustainable Beverage Technologies (SBT) as its Global CEO. From 2019 to 2020, Mr. Tickle served as chief executive officer at Shiftlineup, a software as a service human capital management company. From 2016 to 2019 Mr. Tickle was the chief executive officer of Hain Celestial North America, a NASDAQ-listed natural and organic food company. Prior to that, he had an extensive international career with Nestle spanning over 25 years, starting in 1987. Mr. Tickle was the global strategic business unit head of infant nutrition where led the successful global acquisition and integration of Wyeth Nutrition, before coming to the United States to serve as president and chief executive officer of Nestle Nutrition North America. Mr. Tickle was also regional business head of South Asia, based in New Delhi, India, and chief executive officer of Nestle New Zealand for five years. He has held a number of industry leadership roles, including chairman of the infant Nutrition Council of America and vice chairman of the Food and Grocery Council in New Zealand. He also served as a Board Member of Buckley Country Day School in New York and today is an external advisor on the AT Kearney Consumer Industries and Retail Panel. Mr. Tickle also serves as a mentor on the Denver Small Business Development Council. Mr. Tickle holds an MBA with Distinction from Deakin University in Australia, a Bachelor of Business in Operations Management/Human Resource Management and Post Graduate Degree in Finance.

Deb Benovitz will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Ms. Benovitz has more than 30 years of consumer experience in leading consumer-focused companies. Her particular area of expertise is in brand transformation. She has played a key role in the transformation of major brands such as LEGO, Dove (via the Campaign for Real Beauty) and Pepsi. Ms. Benovitz currently serves as senior vice president, global marketing/competitive intelligence and human truths for WW (formerly Weight Watchers), a position she has held since September 2014. She sits on the executive committee at WW, reporting to the chief executive officer. In her role, she delivers strategic consumer insights to drive business growth, manages the global consumer insights department, and spearheads WW’s goal of democratizing wellness and making it accessible to all. In addition, Ms. Benovitz is responsible for ensuring that all innovation, brand, science and tech design work, begins with a consumer need, and stays true to the consumer throughout the process. She led WW’s wellness agenda and was part of a small team that crafted the company’s wellness vision and mission. From 2009 to 2014, she was vice president of global consumer insights at PepsiCo, where she led their cutting-edge, future-focused insights department serving 30 markets around the world. Ms. Benovitz has extensive experience in brand, consumer, competitive intelligence, shopper and tech user experience research among adults and children, including innovation, trend tracking, new product and concept research, advertising assessment, segmentation research, brand equity and tracking research, usage and attitude work, needs identification, consumer journey mapping, creative insight generation, and analytics. Ms. Benovitz holds a B.A. from Barnard College, Columbia University, and an MBA from the University of Wisconsin.

Jason Reiser will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Reiser has over 35 years of retail and healthcare experience, spanning operations, government relations, compliance, merchandizing, global sourcing, and digital tools across multiple retail channels including mass (Wal-Mart), value (Family Dollar and Dollar General), and specialty (Vitamin Shoppe). From 2017 to 2020, he served as the executive vice president, chief merchandising officer for Dollar General with responsibility for merchandising, marketing, digital tools, sourcing and in-store experience. From 2016 to 2017, Mr. Reiser served as the chief operating officer of the Vitamin Shoppe with responsibilities for merchandising, supply chain, operations, marketing, digital and real estate. Prior to that he served as chief merchandising officer for Family Dollar from 2013 to 2016, with responsibility for merchandising, marketing, digital, sourcing and merchandising operations. Additionally, he also served as a board member for privately-held Slim Fast from 2014 to 2016. Mr. Reiser began his retail career working as a teenager in his family owned pharmacy, which led him to become a Registered Pharmacist, graduating from Northeastern University in 1993 with a B.S. in Pharmacy.

Deborah Weinswig will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Since February 2018, Ms. Weinswig has served as the chief executive officer and founder of Coresight Research, or Coresight, an international research and advisory firm that focuses on the intersection of retail and technology. Coresight’s areas of expertise include global cross-border ecommerce, startup innovation, emerging markets, digital transformation, and all things consumer. In addition, since October 2018, she has served on the board of directors for Guess?, Inc. (NYSE:GES), Kiabi, and Xcel Brands, Inc. (NASDAQ:XELB). From 2014 to early 2018, Ms. Weinswig served as the founding Managing Director of Fung Global Retail and Technology, the research arm and Think Tank for The Fung Group, a leading trading and supply chain management company based in Hong Kong. In this role, she helped identify early-stage companies to partner with The Fung Group, played a key role in opening The Explorium Innovation Lab, an innovation hub focused on the global supply chain, and helped build an entire research platform from production to publication. Ms. Weinswig’s deep understanding of global retail and emerging technology trends was developed through her extensive banking career, which included 12 years as head of the global staples and consumer discretionary team at Citi Research, as well as senior research positions at Bear Stearns and Morgan Stanley. She sits on the boards of directors for philanthropic organizations including Goodwill Industries New York/New Jersey, and in 2020 she founded RetailersUnited, a nonprofit dedicated to small- to mid-size enterprise retailers and fashion brands impacted by the coronavirus pandemic. Ms. Weinswig is a certified public accountant and holds an MBA from the University of Chicago Booth School of Business.

4

Competitive Strengths of our Management Team

●	Capital Markets Experience: Our management team has experience raising capital for initial public offerings and secondary offerings, which gives us a distinct competitive advantage among the special purpose acquisition company industry. We understand the types of companies that will benefit most from access to the public markets.

●	Buy-side/Sell-side Perspective: As we aim to create substantial value for our shareholders, we believe that our team’s direct buy-side and sell-side experiences provides us with the perspective of institutional investors and shareholders. Our specific expertise surrounding special situations, merger arbitrage, and special purpose acquisition companies will further benefit our approach and process.

●	Proprietary Sourcing Channels and Leading Industry Relationships: Through our networks, we have both opportunities that are unique to our team and insights into various industries within the consumer space that are not as readily available to a majority of other special purpose acquisition companies.

●	Wide Range of Consumer Industries: We purposefully built our management to have a wide range of consumer industry expertise including, but not limited to, fashion, food, beverage, pet, baby, toy, athleisure and fitness fashion, snacking, weight loss, packaging, construction, travel goods, and fitness, among others.

●	Consumer and Retailer Focus: Our team has a focus on both consumer and retailer industries, which will help us to understand and be successful within e-commerce, digital, branding, and supply chain, among others. We also have a strong focus on the retail industry, which will help us understand trends, margins, and issues directly impacting retailers. We believe that our experience in these two industries will make us an attractive partner to target companies.

●	Smaller Capital Size Raise: The majority of special purpose acquisition companies that have gone public and are looking to go public are over $200 million. We intend to focus on sub-$500 million enterprise value companies in the private markets, which we think are overlooked and undervalued.

The past performance of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. Other than Mr. Katchur, none of our officers or directors, our sponsor, nor any of its respective officers, directors, employees, or affiliates, have had management experience with blank check companies or special purpose acquisition corporations in the past. You should not rely on their respective historical records or performance as indicative of our future performance.

Business Strategy and Target Industries

While we may pursue an initial business combination with a company in any sector, we intend to focus our search on the consumer sector and consumer-related businesses, which complements the expertise of our officers, directors, and advisors. We believe the consumer sector is poised for significant growth beginning in 2021 and lasting for years to come. According to Goldman Sachs Economist David Mericle, there will be a “consumption boom” that will start in the second half of 2021 as “restored opportunities to spend allow households to substantially lower their saving rates and spend accumulated excess savings.” Noted Yale University Sociologist Nicholas Christaskis, in his post-coronavirus pandemic book Apollo’s Arrow, noted that “consumption will likely come back with a vengeance.” Our team expects several years of consumer growth similar to what happened following the 1918 Spanish Flu pandemic, which wrapped up by the end of 1919. Following that pandemic, the next decade was known as the “roaring twenties” whereby the U.S. economy grew 42% from 1921 to 1929. We believe that we are about to experience a very similar period in U.S. history and the consumer industry will be poised to benefit.

Within the consumer sector, our team is focusing on three areas: (1) health and wellness, referring to businesses focused on physical, mental, and social well-being; (2) businesses and brands, including the pet and fitness sectors, that have accelerated in growth due to the coronavirus pandemic; and (3) orphan brands or businesses that have fallen out of favor, been negatively impacted by COVID-19, or have been overlooked within larger organizations, where we believe value can be unlocked as a stand-alone company. Our team anticipates that both the first and second focus areas will further accelerate in growth due to the coronavirus pandemic. For example, in the health and wellness sector, consumers are increasingly adopting brands and companies that help them to adopt a healthy lifestyle, prevent getting sick, and support overall health. With respect to the third focus area, we believe that current enterprise values are discounted due to being part of a larger organization, which may create valuable opportunities. In addition to these three key areas, we will focus on businesses that have core competencies in digital and e-commerce, because we believe they will significantly impact the future of the consumer industry and overlap with our key areas of expertise. Specifically with respect to e-commerce, we believe the coronavirus pandemic has accelerated the shift from physical in-store shopping to e-commerce by years.

5

Our team has significant leadership and operational experience at some of the most well-known and well respected Fortune 100 consumer facing companies. In addition, our team has completed accretive acquisitions, restructurings, spinoffs, and divestments, which are core experiences that we will leverage within our company. Furthermore, we expect that the various backgrounds of the members of our management team will be key to sourcing public-ready companies for acquisition and will be attractive assets to the company with which we would contemplate a business combination. More specifically, our team has demonstrated expertise in the consumer industry and on the retailer landscape, as it is pivotal to understand the retailer margins and key trends in this industry. We believe that these industry focuses provide us with an advantage as compared to other special purpose acquisition companies in the industry. Lastly, certain members of our management team have previous special purpose acquisition company experience, which will assist in this overall process and in further sourcing companies with which to consummate a business combination.

Business Combination Criteria and Investment Philosophy

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet any or all of these criteria and guidelines.

•	Sustainable Earnings with Significant Growth: We are looking to acquire a business that has an established market share, consistent cash flow, and significant growth potential.

•	Public Market Reception: During the acquisition process, we will place strong emphasis on the viability of the business to operate within the public markets, and additionally, the reception the markets will provide for the business we select. We intend to find a company that generates public market enthusiasm once an acquisition is announced.

•	Barriers to Entry: We will be looking at what, if any, barriers to entry there are for new competitors to come into the market or for current competitors to offer similar products. Ideally, the company we select will have a high barrier to entry, enabling stronger competitive advantages for the company we acquire.

•	Competitive Advantages: We will be examining the competitive advantages a company has established within its industry, and how these advantages enable the business to gain excess market share, higher margins, higher demand, among other advantages.

•	Public Markets Management Team: We are searching for a company that will have a management team ready for the public markets and that can operate with our team as advisors.

•	Leveraging our management team’s experiences: We intend to find a business that will complement our team’s expertise and enable our team to contribute significant value to its operations.

•	Other criteria: In evaluating prospective targets, we may also consider criteria such as general financial condition, capital requirements, internal structure, corporate governance, the impact of current and future regulations, licensing and other market and geographic-specific conditions.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, (i) meetings with incumbent management and their advisors (if applicable); (ii) document reviews; (iii) interviews with various stakeholders, including, but not limited to, employees, customers and suppliers; (iv) on-site inspection of facilities; and (v) reviewing financial, operational, legal and other information which will be made available to us.

Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

Members of our management team may directly or indirectly own our ordinary shares or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and in the future any of our officers and directors may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our officers or directors would materially affect our ability to complete our business combination.

Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Mr. Katchur, our Chief Financial Officer, is currently serving as the Chief Financial Officer of Advanced Merger Partners, Inc., a special purpose acquisition corporation.

Mr. Reiser, our director nominee, is currently restricted by non-compete, non-solicit and confidentiality provisions contained in his former employment agreement with Dollar General, which provisions are still in effect and prohibit Mr. Reiser from soliciting certain employees or managing certain businesses that broadly compete with the business activities of Dollar General. As a result, we will focus on acquisition targets outside of the discount consumable basics retail business. See “Risk Factors — Our director nominee, Jason Reiser, is party to an employment agreement that will limit the types of companies that we can target for an initial business combination, among other restrictions, which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies” and “Our director nominee, Jason Reiser, is party to an employment agreement that will limit his ability to solicit or hire employees of Dollar General, which could make us a less attractive buyer to certain target companies.”

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more operating businesses or assets with an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion that the price we are paying for a target is fair to our company from a financial point of view from any of the following: (i) an independent investment banking firm; (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire; or (iii) from an independent accounting firm. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% fair market test. However, we intend to satisfy the 80% fair market test even if our securities are not listed on the Nasdaq at the time of our initial business combination.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the Securities Exchange Commission to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, and as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have received a tax exemption undertaking from the Financial Secretary of the Cayman Islands. In accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, such tax exemption applies for a period of 20 years from the date of the undertaking, and means that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are a Cayman Islands exempted company incorporated on January 12, 2021. Our executive offices are located at 2 Manhattanville Road, Suite 403, Purchase, NY 10577, and our telephone is (914) 603-5016.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 26 of this prospectus.

Securities offered:

10,000,000 units (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

• One ordinary share; and

•  One warrant, each warrant exercisable to purchase one ordinary share.

Proposed Nasdaq symbols:	Units: “CHWAU” Ordinary Shares: “CHWA” Warrants: “CHWAW”
Trading commencement and separation of public shares and warrants:	The units will begin trading promptly after the date of this prospectus. The public shares and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Chardan, the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the public shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into public shares and warrants.
Separate trading of public shares and warrants is prohibited until we have filed a Current Report on Form 8-K:	In no event will the public shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Units:
Number issued and outstanding before this offering:	0
Number issued and outstanding after this offering:	10,000,000(1)
Ordinary shares:
Number issued and outstanding before this offering:	2,925,000(2)
Number issued and outstanding after this offering:	12,550,000(1),(3)
Redeemable Warrants:
Number issued and outstanding before this offering:	0
Number issued and outstanding after this offering:	10,000,000(1)

Number of issued and outstanding after this offering and the private placement:	14,000,000(1)
Exercisability:	Each unit contains one redeemable warrant. Each warrant is exercisable to purchase one of our ordinary shares.

(1)	Assumes no exercise of the underwriters’ over-allotment option, and, if applicable, the forfeiture by our sponsor of 375,000 founder shares.

(2)	Consists of the founder shares and the representative shares. The founder shares includes up to 375,000 ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Except as otherwise specified, the rest of this prospectus has been drafted to give effect to the full forfeiture by our sponsor of these 375,000 ordinary shares. The representative shares do not include the 7,500 representative shares that may be issued depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)	Includes 10,000,000 public shares, 2,500,000 founder shares and 50,000 representative shares.

Exercise price:

$11.50 per share, subject to adjustment as described herein.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per public share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), such price we refer to as the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination, such price we refer to as the Market Value, is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

Exercise period:

The warrants will become exercisable on the later of:

•  the completion of our initial business combination, and

•  15 months from the closing of this offering

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the ordinary shares issuable upon exercise of the warrants, and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Notwithstanding the above, if our public shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Expressions of Interest

Up to 13 anchor investors have each expressed to us an interest in purchasing up to 990,000 units (or in the case of one of the anchor investors, up to 500,000 units) in this offering at the offering price of $10.00 per unit, and such allocations will be determined by the underwriters. The anchor investors as a group may purchase no more than 9,800,000 units in the aggregate (or 11,270,000 units in the aggregate if the underwriters’ over-allotment option is exercised in full), up to 98.0% of the units issued in this offering. Such amounts will be allocated among the anchor investors proportionally based on their expression of interest. We expect that the number of units the anchor investors will purchase would, in general, be increased or decreased proportionately in the event the number of units offered hereby is increased or decreased, respectively.

Pursuant to such units, the anchor investors have not been granted any shareholder or other rights in addition to those afforded to our other public shareholders. Further, the anchor investors are not required to (i) hold any units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have the same rights to the funds held in the trust account with respect to the ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is no guarantee that all 13 anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors are not required to vote any of their public shares in favor of our initial business combination or for or against any other matter presented for a shareholder vote.

If the anchor investors purchase all of the units which may be allocated to them (98% of the units in this offering), the substantial majority of units purchased in this offering will be held by the anchor investors. These anchor investors will potentially have different interests than our other public shareholders, since, among other matters, their investments in the founder shares will generally be worthless if we do not consummate an initial business combination within 15 months from the closing of this offering, and these investors will benefit more than our public shareholders from our completion of an initial business combination and may benefit from an initial business combination even if our public shareholders experience a loss. Accordingly, these investors may be more likely to favor any proposed initial business combination transaction even if our public shareholders do not favor the transaction. The anchor investors will also have the potential to realize enhanced economic returns and overall economic outcome from their investment in us in comparison to our other public shareholders who are not making anchor investments and purchasing founder shares.

Each anchor investor has entered into a separate investment agreement with us and our sponsor pursuant to which each anchor investor agreed to purchase 60,000 founder shares (or 30,000 founder shares, as applicable) (up to 750,000 founder shares in the aggregate) from our sponsor at the closing of this offering, subject to such anchor investors’ acquisition of 100% of the units allocated to it by the underwriters in this offering. However, in the event that an anchor investor sells any of the units or ordinary shares purchased in this offering within 30 days following the closing of this offering, the number of founder shares transferred to such anchor investor would be reduced to 50,000 founder shares (or 25,000 founder shares, as applicable). Pursuant to the investment agreements, the anchor investors have agreed to (a) vote any founder shares held by them in favor of our initial business combination and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our sponsor and independent directors. Since our sponsor is transferring founder shares held by it to the anchor investors and we are not issuing any new ordinary shares, there will be no dilutive impact on the other investors in this offering.

In the event that all of the anchor investors purchase such units and vote the ordinary shares contained in such units in favor of our initial business combination, it is possible that no votes from other public shareholders would be required to approve our initial business combination, depending on the number of shares that are present at the meeting to approve such transaction. As a result of the founder shares that the anchor investors may hold, each anchor investor may have different interests with respect to a vote on an initial business combination than other public shareholders. Among other matters, these investors’ investments in the founder shares will generally be worthless if we do not consummate an initial business combination within 15 months from the closing of this offering, and these investors will benefit more than our public shareholders from our completion of an initial business combination and may benefit from an initial business combination even if our public shareholders experience a loss. As disclosed above, the anchor investors will agree, pursuant to the investment agreements, to vote any founder shares held by them in favor of our initial business combination, regardless of how our public shareholders vote.

If the anchor investors purchase all of the units which may be allocated to them (98% of the units issued in this offering), such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq.

For information on how the anchor investors’ purchase of our units may impact our liquidity, see “Risk Factors — Potential participation in this offering by our anchor investors could reduce the public float for our shares.”

Redemption of warrants:

Once the warrants become exercisable, we may redeem the issued and outstanding warrants:

•  In whole and not in part;

•  At a price of $0.01 per warrant;

•  Upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•  If, and only if, the last reported sale price of our public shares equals or exceeds $16.50 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants, as described above, unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those public shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are issued and outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the last average reported sale price of the public shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see the section entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” for additional information

The private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Voting rights:

With respect to any matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Our amended and restated memorandum and articles of association will provide that our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a 3-year term.

Founder shares:

On January 18, 2021, our sponsor paid $25,000, or approximately $0.009 per share, to cover certain of our offering costs in exchange for 2,875,000 founder shares (up to 375,000 shares of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after this offering (excluding any shares underlying any units our initial shareholders may purchase in this offering). As such, our sponsor, officers and directors will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon the consummation of this offering. Up to 375,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Subject to each anchor investor purchasing 100% of the units allocated to it, in connection with the closing of this offering our sponsor will sell 60,000 founder shares (or 30,000 founder shares, as applicable) to each anchor investor (up to 750,000 founder shares in the aggregate) at their original purchase price; provided, however, that in the event that an anchor investor sells any of the units or ordinary shares purchased in this offering within 30 days following the closing of this offering, the number of founder shares transferred to such anchor investor would be reduced to 50,000 founder shares (or 25,000 founder shares, as applicable).

The founder shares are identical to the public shares included in the units being sold in this offering, except that:

• the founder shares are subject to certain transfer restrictions, as described in more detail below;

• our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares;

• our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed, pursuant to such letter agreement, to vote their founder shares and any public shares held by them in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in addition to the founder shares held by our sponsor, officers and directors, we would need only 3,725,001, or approximately 37.3%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised);

• the anchor investors will not be entitled to (i) redemption rights with respect to any founder shares held by them in connection with the completion of our initial business combination, (ii) redemption rights with respect to any founder shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering, or (iii) rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame). In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these investors will be shareholders at the time our shareholders vote on our initial business combination, and, if they are shareholders, we cannot assure you as to how such anchor investors will vote on any business combination; and

• the founder shares are entitled to registration rights.

Transfer restrictions on founder shares:

All of the founder shares issued and outstanding prior to the date of this prospectus will be placed in escrow with VStock Transfer, LLC, as escrow agent, until (1) with respect to 50% of the founder shares, the earlier of six months after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and (2) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination, or earlier if approved by the shareholders of the Company, and in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Up to 375,000 of the founder shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and shareholders) participating in the private placement of the private placement warrants, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial shareholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased, (9) by the sponsor to certain anchor investors participating in this offering or (10) for the cancellation of up to 375,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 10 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their founder shares.

Representative shares:	We will issue to Chardan and its designees an aggregate of 50,000 (or up to 57,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares upon the closing of this offering, which we refer to throughout this prospectus as the “representative shares.” The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. As such, for as long as the representative shares are held by Chardan or its designees or affiliates, they may be subject to the lock up and registration rights limitations imposed by FINRA Rule 5110, except as provided in FINRA Rule 5110(e)(2). See the section titled “Underwriting” for further information related to these arrangements.
Transfer restrictions on representative shares:	The holders of the representative shares will agree not to transfer, assign or sell any such shares without our prior consent until 30 days after the completion of our initial business combination.
Representative shares redemption rights:	The holders of the representative shares will not have redemption rights with respect to the representative shares.
Private placement warrants:

Our sponsor has committed, pursuant to a written agreement, to purchase 4,000,000 (or up to 4,262,500, depending on the extent to which the underwriters’ over-allotment option is exercised) private placement warrants at a price of $1.00 per warrant ($4,000,000 (or up to $4,262,500 depending on the extent to which the underwriters’ over-allotment option is exercised)) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as provided herein.

The purchase price of the private placement warrants will be added to the net proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 15 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.

Transfer restrictions on private placement warrants:

The private placement warrants (including the ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants.”

Proceeds to be held in trust account:

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $100,000,000 ($10.00 per unit), or $115,000,000 ($10.00 per unit) if the underwriters’ over-allotment option is exercised in full, will be deposited into a segregated trust account located in the United States with Wilmington Trust, National Association acting as trustee and $1,600,000 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any (less up to $100,000 interest to pay dissolution expenses), the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources:

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes. Based upon current interest rates, we expect the trust account to generate approximately $100,000 of interest annually (assuming no exercise of the underwriters’ over-allotment option and an interest rate of 0.1% per year) following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. Unless and until we complete our initial business combination, we may pay our expenses only from:

•  the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,600,000 in working capital after the payment of approximately $650,000 in expenses relating to this offering; and

•  any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination:

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this requirement as the 80% fair market value test. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% fair market value test. However, we intend to satisfy the 80% fair market value test even if our securities are not listed on the Nasdaq at the time of our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of the tender offer or for seeking shareholder approval as applicable.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, another independent entity that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, provided that in the event that our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares and warrants by our affiliates:

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisers or any of their respective affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. There is no limit on the number of shares or warrants such persons may purchase in such transactions, or any restriction on the price that they may pay, subject to compliance with applicable law and Nasdaq rules. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination.

However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M promulgated under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, or their respective affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act

Redemption rights for public shareholders upon completion of our initial business combination:

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to Chardan. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, our officers, and our directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any.

Manner of conducting redemptions:

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer.

The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the applicable law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with such rules.

If shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

•  conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•  file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. Chardan has not committed to vote any shares held by it in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their respective permitted transferees will own at least 20% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•  conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•  file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our public shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may only redeem our public shares so long as our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission to Chardan (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Our amended and restated memorandum and articles of association will provide that we may only redeem our public shares so long as our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be shareholders at the time our shareholders vote on our initial business combination, and, if they are shareholders, we cannot assure you as to how such anchor investors will vote on any business combination.

Tendering share certificates in connection with a tender offer or redemption rights:	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s Deposit/Withdrawal At Custodian System, which we refer to as the DWAC System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote:	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any. Unless any of our other affiliates acquires founder shares through a permitted transfer from our sponsor, officers and directors, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.
Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association:	Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or in our initial business combination. Our initial shareholders will, in the aggregate, beneficially own approximately 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), and they will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any.
Release of funds in trust account on closing of our initial business combination:	On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay Chardan the deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital

Redemption of public shares and distribution and liquidation if no initial business combination:

Our sponsor, officers, and directors have agreed that we will have only 15 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 15-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering. The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. Chardan has agreed to waive its rights to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 15 months from the closing of this offering and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. If our sponsor, our directors, our officers, the anchor investors, Chardan or any of their respective affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the 15-month time frame. The holders of the representative shares will not participate in any redemption distribution from our trust account with respect to such shares

Our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules).

Limited payments to insiders:

There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

•  repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•  reimbursement for office space, secretarial and administrative services provided to us by our sponsor, in the amount of $10,000 per month;

•  reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•  repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants.

These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their respective affiliates.

Audit committee:	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee (which will be composed entirely of independent directors), to among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”
Conflicts of Interest:

Certain of our directors and officers have fiduciary or contractual duties to certain other companies in which they have invested or advised. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. None of the members of our management team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware, subject to his or her fiduciary duties under Cayman Islands law. Our management team, in their capacities as members, officers, or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable duties. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”

Each of our directors and officers presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such director or officer is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. See “Risk Factors — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.

Indemnity:	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company, and, therefore, our sponsor may be unable to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Risks

We are a blank check company incorporated as a Cayman Islands exempted company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of this Offering to those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors” beginning on page 26 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2021
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency) (1)	$(171,550)	$98,109,127
Total assets (2)	$200,787	$101,609,127
Total liabilities (3)	$191,660	$3,500,000
Value of ordinary shares subject to possible redemption (4)	$0	$93,109,126
Shareholders’ equity (5)	$9,127	$5,000,007

(1)	The “as adjusted” calculation includes $100,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,000,000 in cash held outside the trust account (not including director and officer insurance liability premiums), plus $600,000 of director and officer liability insurance premiums included in prepaid expenses, plus $9,127 of actual shareholder’s equity, less $3,500,000 of deferred underwriting commissions as of June 30, 2021.

(2)	The “as adjusted” calculation includes $100,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,600,000 in cash held outside the trust account, plus $9,127 of actual shareholder’s equity, less $3,500,000 of deferred underwriting commissions as of June 30, 2021.

(3)	The “as adjusted” calculation includes $3,500,000 of deferred underwriting commissions.

(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders' equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001 upon completion of our initial business combination.

(5)	Excludes 9,310,912 shares of ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

If no business combination is completed within 15 months from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within such time period. The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

Some statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that may impact such forward-looking statements include:

•	our ability to select an appropriate target business or businesses;

•	our ability to consummate an initial business combination, even if an appropriate target business is selected;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	a member of our board of directors being subject to a non-competition covenant with his prior employer;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses in the consumer and consumer-related industries;

•	risks associated with acquiring an operating company or business in the consumer and consumer-related industries;

•	the ability of our officers and directors to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading, which could be impacted by the potential participation in this offering by anchor investors;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account being subject to claims of third parties;

•	our financial performance following this offering; or

•	the potential purchases of units in this offering by our anchor investors, which would reduce the public “float” of our securities and consequently affect trading in our securities.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties summarized above, as well as those factors described in more detail under the heading “Risk Factors” beginning on page 26 of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

I.	General Risk Factors

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2021, we had no cash and a working capital deficit of $171,550. Further, we expect to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, in which case we would no longer be an emerging growth company as of the following fiscal year end. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

II.	Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or the rules of the Nasdaq or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval include asset acquisitions and share purchases, while transactions such as direct mergers with our company or transactions where we issue more than 20% of our outstanding shares would require shareholder approval. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Effecting Our Initial Business Combination— Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In March 2020, the World Health Organization declared novel coronavirus disease 2019 (COVID-19) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, and increased unemployment levels, all of which may become heightened concerns upon a second wave of infection or future developments. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities. The COVID-19 pandemic has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential partner business with which we consummate a business combination could be materially and adversely affected.

Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the partner business’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a partner business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, we may only redeem our public shares so long as our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition, as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 15 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within 15 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 15 months from the closing of this offering. We may not be able to find a suitable target business and consummate an initial business combination within 15 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including as a result of terrorist attaches, natural disasters, or a significant outbreak of infectious diseases. For example, the COVID-19 pandemic continues to grow both in the U.S. and globally and, while the extent of the impact of the pandemic on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 pandemic and other events (such as terrorist attacks, natural disasters, or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within 15 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, and their respective affiliates may elect to purchase public shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisers, or any of their respective affiliates may purchase public shares or public warrants or a combination thereof in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, advisers, or any of their respective affiliates are under no obligation or duty to do so, and they have no current commitments, plans or intentions to engage in such purchases or other transactions and have not formulated any terms or conditions of such purchasers or other transactions. Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. These purchases may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to reporting requirements.

In addition, if such purchases are made, the public “float” of our public shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If we seek shareholder approval of our initial business combination, our sponsor, officers and directors, and the anchor investors have agreed to vote their founder shares in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and any public shares held by them in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in addition to the founder shares held by our initial purchasers, we would need only 3,725,001, or approximately 37.3%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). In the event that our anchor investors purchase the full amount of units described in their respective expressions of interest and vote such shares in favor of our initial business combination, we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved Although they are not contractually obligated to, the anchor investors’ interests in the founder shares may provide an incentive to vote their shares in favor of our initial business combination. Our initial shareholders will beneficially own shares representing approximately 20.0% of our outstanding ordinary shares immediately following the completion of this offering and the private placement (assuming they do not purchase any units in this offering). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders to vote in favor of our business combination, and the agreement by the anchor investors to vote any founder shares held by them in favor of our initial business combination, will increase the likelihood that we will receive the necessary shareholder approval for such business combination than would be the case if such persons agreed to vote their founder shares and any public shares held by them in accordance with the majority of the votes cast by our public shareholders. In addition, in the event that our anchor investors purchase all of the units that they have collectively expressed an interest in purchasing in this offering and vote their public shares in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors are not required to vote any of their public shares in favor of our initial business combination or for or against any other matter presented for a shareholder vote. As a result of the founder shares that the anchor investors may hold, each anchor investor may have different interests with respect to a vote on an initial business combination than other public shareholders. Among other matters, the anchor investors’ investments in the founder shares will generally be worthless if we do not consummate an initial business combination within 15 months from the closing of this offering, and these investors will benefit more than our public shareholders from our completion of an initial business combination and may benefit from an initial business combination even if our public shareholders experience a loss. Accordingly, these investors may be more likely to favor any proposed initial business combination transaction even if our public shareholders do not favor the transaction. The anchor investors will also have the potential to realize enhanced economic returns and overall economic outcome from their investment in us in comparison to our other public shareholders who are not making anchor investments and purchasing founder shares. Moreover, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team and the anchor investors to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

Potential participation in this offering by our anchor investors could reduce the public float for our securities.

Up to 13 anchor investors have each expressed to us an interest in purchasing up to 990,000 units (or, in the case of one of the anchor investors, up to 500,000 units) in this offering at the offering price of $10.00, and such allocations will be determined by the underwriters. In no event would the anchor investors purchase more than 9,800,000 units in the aggregate (or 11,270,000 units in the aggregate if the underwriters’ over-allotment option is exercised in full), up to 98.0% of the units issued in this offering. Such amounts will be allocated among the anchor investors proportionally based on their expression of interest. We expect that the number of units the anchor investors will purchase would, in general, be increased or decreased proportionately in the event the number of units offered hereby is increased or decreased, respectively. Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase fewer or no units in this offering or the underwriters may determine to sell fewer or no units to our anchor investors. If our anchor investors purchase all of the units for which they have expressed an interest, such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq. In the event that an anchor investor sells any of the units or ordinary shares purchased in this offering within 30 days following the closing of this offering, the number of founder shares transferred to such anchor investor would be reduced by 10,000 founder shares (or, in the case of one of the anchor investors, 5,000 founder shares). However, the anchor investors are not required to hold any public units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time. Accordingly, the anchor investors may sell any, or up to all, of the public units, ordinary shares or warrants they may purchase in this offering or thereafter at any time. The sale of material amounts of our units, ordinary shares or warrants, or the perception that such sales may occur, could reduce the market prices of those securities and may encourage short sales.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater financial, technical, human and other resources or more industry knowledge than us, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the public shares redeemed and, in the event we seek shareholder approval of our initial business combination, we make purchases of our public shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.” and other risk factors herein.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities;

•	each of which may make it difficult for us to complete our initial business combination.

•	In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 15 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 15 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the 15 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In such case, our public shareholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.” and other risk factors herein.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their ordinary shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.” and other risk factors herein.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion that the price we are paying for a target is fair to our company from a financial point of view from (i) an independent investment banking firm, (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or (iii) an independent accounting firm. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our board of directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion as described above.

Since our sponsor, officers and directors and the anchor investors will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our sponsor, officers and directors and the anchor investors who have an interest in founder shares may profit substantially even under circumstances where our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On January 18, 2021, our sponsor paid $25,000, or approximately $0.009 per share, to cover certain offering costs in exchange for 2,875,000 founder shares (up to 375,000 shares of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after this offering (excluding any shares underlying any units our initial shareholders may purchase in this offering). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders prior to this offering at 20% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon the consummation of this offering. The founder shares will be worthless if we do not complete an initial business combination.

Additionally, each of the anchor investors is expected to enter into a separate agreement with our sponsor and certain of its members pursuant to which, subject to the conditions set forth therein, each such investor will agree to purchase founder shares upon closing of this offering. As a result of the founder shares that our anchor investors may hold, they may have different interests with respect to a vote on an initial business combination than other public shareholders.

In addition, our sponsor has committed to purchase an aggregate of 4,000,000 (or up to 4,262,500 depending on the extent to which the underwriters’ over-allotment option is exercised) private placement warrants at a price of $1.00 per warrant ($4,000,000 (or up to $4,262,500 depending on the extent to which the underwriters’ over-allotment option is exercised)) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant is exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. The terms of the private placement warrants are identical to those of the public warrants, except as described herein.

Subject to each anchor investor purchasing 100% of the units such anchor investor has expressed an interest in purchasing, in connection with the closing of this offering our sponsor will sell an amount up to 60,000 founder shares to each anchor investor (or up to 30,000 in the case of one anchor investor) at their original purchase price of approximately $0.009 per share, or 750,000 founder shares in aggregate. Pursuant to the terms of the investment agreements with the anchor investors, we have agreed that these investors will not be subject to reductions, vesting triggers or similar provisions with respect to their founder shares, including in connection with the negotiation of a business combination. This may make it more difficult for us to consummate a business combination.

The founder shares are identical to the ordinary shares included in the units being sold in this offering except that (i) the founder shares are subject to certain transfer restrictions; (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (iii) the anchor investors will not be entitled to (A) redemption rights with respect to any founder shares held by them in connection with the completion of our business combination, (B) redemption rights with respect to any founder shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering or (C) rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 15 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period; and (iv) the founder shares are entitled to registration rights.

The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Since our sponsor paid only approximately $0.009 per share for the founder shares, certain of our officers and directors and anchor investors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

In January, 2021, we issued 2,875,000 founder shares to our sponsor in exchange for a capital contribution of $25,000, or approximately $0.009 per share. Certain of our officers and directors have a significant economic interest in our sponsor. As a result, the low acquisition cost of the founder shares, including any founder shares subsequently purchased by the anchor investors at the original purchase price, creates an economic incentive whereby our officers,directors and anchor investors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds from this offering and the sale of the private placement warrants, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which includes up to approximately $3,500,000 (or up to $4,025,000 if the over-allotment option is exercised in full), for the payment of deferred underwriting commissions).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that we may only redeem our public shares so long as our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, directors, officers, or their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time in which we have to consummate a business combination through amending our amended and restated memorandum and articles of association, which will require at least a special resolution of our shareholders as a matter of Cayman Islands law.

The provisions of our amended and restated memorandum and articles of association that will relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association. Our initial shareholders, which will collectively beneficially own approximately 20.0% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Wilmington Trust, National Association, the letter agreement among us and our sponsor, officers, directors and director nominees, the registration rights agreement between us and our sponsor, Chardan, and our other initial shareholders, the administrative services agreement between us and Wilmington Trust, National Association. These agreements contain various provisions that our public shareholders might deem to be material. For example, the underwriting agreement related to this offering contains a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the trust account at the time of signing the definitive agreement for the transaction with such target business (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) so long as we obtain and maintain a listing for our securities on the Nasdaq. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.” and other risk factors below.

Our director nominee, Jason Reiser, is party to an employment agreement that will limit the types of companies that we can target for an initial business combination, among other restrictions, which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies

Jason Reiser, our director nominee, is party to an employment agreement with Dollar General, which contains confidentiality, non-competition, and non-solicitation provisions. Until March 2023, Mr. Reiser generally will be restricted from engaging as an employee, consultant, advisor, director, agent, promoter or independent contractor in any business involving discount consumable basics or any other business in which Dollar General is engaged in jurisdictions in the United States in which Dollar General or a subsidiary maintained stores as of the date of Mr. Reiser’s termination of employment, or in any other jurisdiction in the United States in which Dollar General or a subsidiary had specific and demonstrable plans to open stores within six months from the date of Mr. Reiser’s termination of employment.

Our director nominee, Jason Reiser, is party to an employment agreement that will limit his ability to solicit or hire employees of Dollar General, which could make us a less attractive buyer to certain target companies.

In the employment agreement entered into by Jason Reiser, our director nominee, with Dollar General, there are provisions preventing him from being able to directly or indirectly knowingly solicit, entice, or persuade any other employee, agent, consultant, or representative of Dollar General or its affiliated companies to leave the services of Dollar General for any reason and restricting Mr. Reiser from hiring any employee of Dollar General or any person known to be employed by Dollar General during the previous 180 days. To the extent a target company may be interested in hiring personnel from Dollar General, we might be a less attractive buyer as a result of such agreement.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the occurrence of a natural disaster.

Our business could be adversely affected by severe weather conditions and natural disasters. Any of such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our operations across one or more markets. Such closures may disrupt our business operations and adversely affect our business, financial condition and results of operations. Our operations could also be disrupted if our third-party service providers, business partners or acquisition targets were affected by such natural disasters. If the disruptions posed by such events continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

III.	Risks Relating to Our Securities

If we are unable to consummate our initial business combination within 15 months of the closing of this offering, our public shareholders may be forced to wait beyond such 15 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 15 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 15 months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder following the business combination could suffer a reduction in the value of their shares. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we do not to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,600,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team, nor any of their respective affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor or officers or directors, because we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.00 per share (or less in certain circumstances) on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.” and other risk factors herein.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency laws, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our officers and directors who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of up to approximately $18,293 and to imprisonment for up to five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual general meetings in order to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a 3-year term.

The grant of registration rights to our initial shareholders and Chardan may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our public shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, our directors, our officers, Chardan and their respective permitted transferees can demand that we register the offer and sale of the private placement warrants (and the ordinary shares issuable upon their exercise). We will bear the cost of registering the offer and sale of these securities. The registration and availability of the offer and sale of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our public shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. Shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our public shares that is expected when the ordinary shares owned by our sponsor, officers and directors or holders of our working capital loans or their respective permitted transferees are registered.

Because we are not limited to a particular industry, sector, geographic area or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue acquisition opportunities in any one of numerous industries, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our business combination with another blank check company or similar company with nominal operations and we will not seek a company in the discount consumable basics retail business because of the non-competition agreement entered into by Mr. Reiser with Dollar General. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or an early stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our securities will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their shares. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

We are not registering the offer and sale of the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the offer and sale of the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the offer and sale of such shares and maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the offer and sale of the shares issuable upon exercise of the warrants is not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Notwithstanding the above, if our ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable efforts to register or qualify the offer and sale of such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We may issue additional ordinary or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 110,000,000 ordinary shares, par value $0.0001 per share and 1,000,000 undesignated preference shares, par value $0.0001 per share. Immediately after this offering, there will be 97,550,000 (including the 50,000 representative shares and assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued ordinary shares available for issuance, which amount does not take into account shares reserved for issuance upon exercise of issued and outstanding 14,000,000 warrants (including the private placement warrants). Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares or preference shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

The past performance of our management team, sponsor or any of their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team, sponsor, or any of their respective affiliates, is presented for informational purposes only. Any past experience of and performance by our management team, sponsor, or any of their respective affiliates is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our management team, sponsor, or any of their respective affiliates, as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Business Strategy— Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering, subject to applicable law and as further described herein. Holders of warrants will not have any right to proceeds held in the trust account with respect to the warrants. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may engage the underwriter or its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. The underwriter is entitled to receive deferred commissions that will released from the trust only on a completion of an initial business combination. These financial incentives may cause the underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage the underwriter or its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay the underwriter or its affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriting compensation in connection with this offering. The underwriter is also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The fact that the underwriter or its affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

The Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on the Nasdaq. We expect that our units will be listed on the Nasdaq on or promptly after the date of this prospectus. Following the date the public shares and warrants are eligible to trade separately, we anticipate that the public shares and warrants will be separately listed on the Nasdaq. We cannot guarantee that our securities will be approved for listing on the Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on the Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders, with at least 50% of such round lot holders holding securities with a market value of at least $2,500). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq initial listing requirements, which are more rigorous than Nasdaq continued listing requirements, in order to continue to maintain the listing of our securities on the Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

For example, if the anchor investors purchase all of the units which may be allocated to them (98% of the units issued in this offering), such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq.

If the Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our public shares are a “penny stock” which will require brokers trading in our public shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our public shares and warrants will be listed on the Nasdaq, our units, public shares and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of this Offering to those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur issued and outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is issued and outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our sponsor paid an aggregate of $25,000, or approximately $0.009 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our public shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the public shares and none to the warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 84.6% (or $8.46 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $1.54 and the initial offering price of $10.00 per unit.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary shares and the one warrant included in each unit could be challenged by the Internal Revenue Service (the “IRS”) or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined in the section of this prospectus captioned “Income Tax Considerations— United States Federal Income Taxation— General”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of public shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section of this prospectus captioned “Income Tax Considerations— United States Federal Income Taxation” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when acquiring, holding or disposing of our securities.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception and the status of an acquired company pursuant to our initial business combination (see the section of this prospectus captioned “Income Tax Considerations— United States Federal Income Taxation— U.S. Holders— Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, upon request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service, or the IRS, may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation— U.S. Holders —Passive Foreign Investment Company Rules.

We may re-domicile or reincorporate in another jurisdiction in connection with our initial business combination, which may result in taxes imposed on shareholders and warrant holders.

We may, in connection with our initial business combination, re-domicile or reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders and warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The U.S. federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, which refer to as the IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), which we refer to as the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Concentration of ownership among our sponsor and the anchor investors may prevent other investors from influencing significant corporate decisions or adversely affect the trading price of our ordinary shares.

There can be no assurance that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. If the anchor investors each elect to purchase the full amounts described in “Principal Shareholders—Expressions of Interest,” our sponsor and the anchor investors will own collectively substantially all of our outstanding ordinary shares. As a result, these shareholders could have substantial control over us and be able to exercise significant influence over all matters requiring shareholder approval (although we have no knowledge of any affiliation or other agreement or arrangement, as to voting of our securities or otherwise, among any such persons). For example, in the event that the anchor investors purchase the full amount of units described in their respective expressions of interest, continue to hold such shares included in the units and vote such shares in favor of our initial business combination (although they are not contractually obligated to, their interest in our founder shares directly or in the sponsor may provide an incentive for them to do so), we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved. This potential concentration of influence could be disadvantageous to other shareholders with interests different from those of our sponsor and the anchor investors. In addition, this potential significant concentration of share ownership may adversely affect the trading price of our ordinary shares because investors often perceive disadvantages in owning shares in companies with principal shareholders and might make it more difficult to complete a business combination with targets that would prefer to enter into a transaction with a SPAC with less concentrated ownership.

Since our anchor investors will own founder shares, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.

The anchor investors will own founder shares, and will pay only a nominal amount for such shares. The anchor investors will benefit from any appreciation in the value of the founder shares above that nominal amount, provided that we successfully complete a business combination. Moreover, assuming that the anchor investors acquire all of the units in this offering for which they have expressed an interest for a purchase price of $10.00 per unit and acquire an interest in all of the up to 60,000 founder shares that they are expected to agree to purchase for a price of $0.009 per share, and assuming each warrant has no value and without taking into account any liquidity discount on the founder shares, the anchor investors will be paying an effective price of approximately $9.51 per share ordinary share acquired, as compared to the $10.00 per share to be paid by the other public shareholders in this offering. As a result of their interest in the founder shares, the anchor investors may have an incentive to vote any public shares they own in favor of a business combination, and, if a business combination is approved, they may make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our public shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include 3-year director terms and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their public shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.009 per share. In addition, our anchor investors have agreed to purchase from our sponsor an aggregate of up to 750,000 founder shares, at a purchase price of approximately $0.009 per share, upon consummation of this offering. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $96,500,000, which is the amount we would have for our initial business combination in the trust account after payment of $3,500,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private warrants. At such valuation, each of our ordinary shares would have an implied value of $7.72 per share upon consummation of our initial business combination, which would be a 22.8% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value to the public warrants).

Public shares	10,000,000
Founder shares(1)	2,500,000

Total shares	12,500,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$96,500,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.72

(1)	Assumes the full forfeiture of 375,000 founder shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor will have invested in us an aggregate of $4,025,000, comprised of the $25,000 purchase price for the founder shares and the $4,000,000 purchase price for the private placement warrants. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 2,500,000 founder shares (assuming the underwriters’ option to purchase additional units is not exercised) would have an aggregate implied value of $25,000,000. Even if the trading price of our ordinary shares was as low as $1.61 per share, and the private placement warrants were worthless, the value of the founder shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. In addition, in the event that our anchor investors purchase founder shares for approximately $0.009 per share, then our anchor investors may be able to recoup their investment in us and make a profit in that investment even if our public shares have lost value. For the foregoing reasons, you should consider our management team's financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then issued and outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between VStock Transfer LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then issued and outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then issued and outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike some other blank check companies, if

(i)	we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.50 per share;

(ii)	the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

(iii)	the Market Value is below $9.50 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. In addition, the warrant agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York, or a foreign action, in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, or an enforcement action,, and (y) having service of proves made upon such warrant holder in any such enforcement action by service upon such warrantholder’s counsel in the foreign action as agent for such warrantholder.

The choice-of-forum provision may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. We note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem issued and outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our public shares equal or exceed $16.50 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the issued and outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the issued and outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by our sponsor, officers or directors, other purchasers of our founders shares, or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our warrants and founder shares may have an adverse effect on the market price of our public shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 10,000,000 of our ordinary shares (or up to 11,500,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per share (subject to adjustment as provided herein), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 4,000,000 private placement warrants. Prior to this offering, our sponsor purchased an aggregate of 2,875,000 founder shares (of which 375,000 are subject to forfeiture by our sponsor if the underwriters’ over-allotment option is not exercised in full) in a private placement. In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold in this offering except as described herein.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our officers or directors, or enforce judgments obtained in the United States courts against our officers or directors.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully-developed and judicially-interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like the company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors will have discretion under our amended and restated memorandum and articles of association to determine whether, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. Thus, it may be more difficult for our shareholders to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

IV.	Risks Relating to our Management Team, our Sponsor, and their respective Affiliates

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, Mark Grundman (Co-Chief Executive Officer and a Director), Jonah Raskas (Co-Chief Executive Officer and a Director), Paul Norman (President) and Stephen Katchur (Chief Financial Officer). We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our officers or directors. The unexpected loss of the services of one or more of our officers or directors could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidates’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers may be engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Certain of our independent directors also serve as officers and board members for other entities. In addition, our sponsor, officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business, and they are not prohibited from sponsoring, or otherwise becoming involved with, other blank check companies prior to us completing our initial business combination. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors, Director Nominees and Officers.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities such as operating companies or investment vehicles) that are engaged in making and managing investments in a similar business.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors, Director Nominees, and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and each of their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or any of their affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, officers or directors, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Since our officers and directors will be eligible to share in a portion of any appreciation in founder shares purchased at approximately $0.009 per share, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

The members of our management team have invested in our sponsor by subscribing units issued by the sponsor. These officers and directors will not receive any cash compensation from us prior to a business combination but through their investment in the sponsor will be eligible to share in a portion of any appreciation in founder shares and private placement units, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of these officers and directors with the interests of our shareholders. However, investors should be aware that, as these officers and directors have paid approximately $0.009 per share for the interest in the founder shares, this structure also creates an incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target that ultimately declines in value and is not profitable for public investors.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing security holders, which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers, and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers, and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing security holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may be in the future be, affiliated. These activities may have an adverse effect on us, which may impeded our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain of those persons , are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may divert the attention and resources of the members of both our management team and our board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Since our sponsor, officers and directors, and each of their respective affiliates will be reimbursed for any bona-fide, documented out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our sponsor, officers and directors, and each of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

V.	Risks Relating to Acquiring and Operating a Business in Foreign Countries

We may seek acquisition opportunities in foreign countries that are subject to political, economic, and other uncertainties.

We may seek acquisition opportunities that have operations outside the United States. As a result, we could face political and economic risks and other uncertainties with respect these potential international operations. These risks may include the following, among other things:

•	loss of revenue, property, and equipment or delays in operations as a result of hazards such as expropriation, war, piracy, acts of terrorism, insurrection, civil unrest, and other political risks, including tension and confrontations among political parties;

•	transparency issues in general and, more specifically, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and other anti-corruption compliance laws and issues;

•	increases in taxes and governmental royalties;

•	unilateral renegotiation of contracts by governmental entities;

•	redefinition of international boundaries or boundary disputes;

•	difficulties enforcing our rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations;

•	difficulties enforcing our rights against a governmental agency in the absence of an appropriate and adequate dispute resolution mechanism to address contractual disputes, such as international arbitration;

•	changes in laws and policies governing operations of foreign-based companies;

•	foreign-exchange restrictions; and

•	international monetary fluctuations and changes in the relative value of the U.S. dollar as compared to the currencies of other countries in which we conduct business.

Outbreaks of civil and political unrest and acts of terrorism have occurred in countries close to or where we may seek an acquisition. Continued or escalated civil and political unrest and acts of terrorism in the countries in which we may operate could result in our curtailing operations or delays in project completions. In the event that countries in which we may operate experience civil or political unrest or acts of terrorism, especially in events where such unrest leads to an unseating of the established government, our operations could be materially impaired. Our potential international operations may also be adversely affected, directly or indirectly, by laws, policies, and regulations of the United States affecting foreign trade and taxation, including U.S. trade sanctions. Realization of any of the factors listed above could materially and adversely affect our financial condition, results of operations, or cash flows.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

After our initial business combination, it is possible that a majority of our officers and directors will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our officers and directors will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our officers or directors or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our officers and directors under United States laws.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the us and received at our registered office will be forwarded unopened to the forwarding address supplied by us to be dealt with. Neither us nor any of our directors, officers, or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address, which may impair your ability to communicate with us.

USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from private placement warrants offered in the private placement	4,000,000	4,262,500
Total gross proceeds	$104,000,000	$119,262,500

Offering expenses(2)
Underwriting commissions (1.75% of gross proceeds from units offered to public, excluding deferred portions)(3)	$1,750,000	$2,012,500
Legal fees and expenses	225,000	225,000
Accounting fees and expenses	30,000	30,000
SEC/FINRA Expenses	30,445	30,445
Travel and road show	10,000	10,000
Nasdaq listing and filing fees (excluding deferred fees)	5,000	5,000
Printing and engraving expenses	35,000	35,000
Miscellaneous(4)	314,555	314,555
Total offering expenses (excluding underwriting commissions)	$650,000	$650,000
Proceeds after offering expenses	$101,600,000	$116,600,000
Held in trust account(3)	$100,000,000	$115,000,000
% of public offering size	100%	100%
Not held in trust account	$1,600,000	$1,600,000

The following table shows the use of the approximately $1,600,000 of net proceeds not held in the trust account. (5)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$150,000	9.4%
Legal and accounting fees related to regulatory reporting obligations, including certain regulatory fees	150,000	9.4%
Nasdaq continued listing fees	75,000	4.7%
Administrative and support services	150,000	9.4%
Directors’ and officers’ insurance	600,000	37.5%
Working capital to cover miscellaneous expenses	475,000	29.6%
Total	$1,600,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of June 30, 2021, we had borrowed $132,297 under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $650,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of the base offering. Upon completion of our initial business combination, $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment option is exercised in full), which constitutes the underwriters’ deferred commissions will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. If the underwriters’ over-allotment option is exercised, $0.35 per over-allotment option unit, or up to $525,000 in the aggregate, will be deposited in the trust account as deferred underwriting commissions and will only be payable upon consummation of our initial business combination. Chardan will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates

(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based on current interest rates, we would expect approximately $100,000 to be available to us from interest earned on the funds held in the trust account over 12 months following the investment of such funds in specified U.S. Government Treasury bills, however, we can provide no assurances regarding this amount. This estimate assumes no exercise of the underwriters’ over-allotment option and an interest rate of 0.1% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans by our sponsor, affiliate of our sponsor, or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), including $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $100,000 per year, assuming no exercise of the underwriters’ over-allotment option and an interest rate of 0.1% per year, following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their respective affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of June 30, 2021, we had borrowed $132,297 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021, or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisers, or any of their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Our amended and restated memorandum and articles of association will provide that we may only redeem our public shares so long as our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

Up to 13 anchor investors have each expressed to us an interest in purchasing up to 990,000 units (or in the case of one of the anchor investors, up to 500,000 units) in this offering at the offering price of $10.00 per unit, and such allocations will be determined by the underwriters.

Pursuant to such units, the anchor investors have not been granted any shareholder or other rights in addition to those afforded to our other public shareholders. Further, the anchor investors are not required to (i) hold any units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have the same rights to the funds held in the trust account with respect to the ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is also no guarantee that all 13 anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors are not required to vote any of their public shares in favor of our initial business combination or for or against any other matter presented for a shareholder vote.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our sponsor, our directors, and our officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to the founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any. In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. Chardan has agreed to waive its rights to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 15 months from the closing of this offering and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. However, if our sponsor, any of our officers or directors, the anchor investors, Chardan or any of their respective affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame. The holders of the representative shares will not have redemption rights with respect to the representative shares.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or share surrender or redemption or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders prior to this offering at 20% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per public share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of public shares which may be redeemed for cash), by the number of issued and outstanding public shares.

At June 30, 2021, our net tangible book value was a deficit of $171,550 or approximately $(0.06) per ordinary share. After giving effect to the sale of 10,000,000 public shares included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2021, would have been $5,000,007 or $1.54 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 9,310,912 public shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $1.60 per share to our sponsor as of the date of this prospectus and an immediate dilution of $8.46 per share or 84.6% to our public shareholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $8.64 per share or 86.4%.

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without Over-Allotment Option		Over-Allotment Option Fully Exercised
Public offering price		$10.00		$10.00
Net tangible book value before this offering	$(0.06)		$(0.06)
Increase attributable to new investors	$1.60		$1.42
Pro forma net tangible book value after this offering and the sale of the private placement warrants		$1.54		$1.36
Dilution to public shareholders		$8.46		$8.64
Percentage of dilution to new investors		84.6%		86.4%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $93,109,120 because holders of up to approximately 93.1% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or general meeting, including interest (which interest shall be net of taxes payable) divided by the number of public shares sold in this offering).

The following table sets forth information with respect to our sponsor and the public shareholders:

	Shares Purchased		Total Consideration		Average Price per
	Number	Percentage	Amount	Percentage	Share
Sponsor(1)(2)	2,500,000	19.92%	$25,000	0.02%	$0.01
Representative Shares(2)	50,000	0.40%	0	0.00%	0
Public Shareholders	10,000,000	79.68%	100,000,000	99.98%	10.00
	12,550,000	100.0%	$100,025,000	100.00%

(1)	Assumes the full forfeiture of 375,000 ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

(2)	Assumes that the underwriters’ over-allotment option is not exercised.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Numerator:
Net tangible book value before this offering	$(171,550)	$(171,550)
Offering costs accrued for and paid in advance, excluded from net tangible book value before this offering	180,677	180,677
Proceeds from this offering and sale of the private placement warrants, net of expenses	101,600,000	116,600,000
Less: deferred underwriters’ commissions payable	(3,500,000)	(4,025,000)
Less: amount of ordinary shares subject to redemption to maintain net tangible assets of $5,000,001	(93,109,120)	(107,584,120)
	$5,000,007	$5,000,007
Denominator:
Founder shares	2,875,000	2,875,000
Founders shares forfeited if over-allotment is not exercised	(375,000)	-
Public shares included in the units offered	10,000,000	11,500,000
Representative shares	50,000	57,500
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(9,310,912)	(10,758,412)
	3,239,088	3,674,088

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021, and as adjusted to give effect to the sale of our 10,000,000 units in this offering for $100,000,000 (or $10.00 per unit) and the sale of 4,000,000 private placement warrants for $4,000,000 (or $1.00 per private placement warrant) and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2021
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$3,500,000
Notes payable(2)	132,297	—
Public shares subject to redemption, $0.0001 par value, -0- and 9,310,912 Public shares subject to possible redemption, actual and as adjusted, respectively(3)	—	93,109,120

Shareholders’ equity:
Preference shares, $0.0001 par value, 1,000,000 shares authorized; no shares issued or issued and outstanding (actual and as adjusted)	—	—
Ordinary shares, $0.0001 par value,110,000,000 shares authorized; 3,189,088 shares issued and outstanding (actual); shares issued and outstanding (excluding 9,310,912 subject to possible redemption) (excluding -0- and 9,310,912 shares subject to possible redemption), actual and as adjusted , respectively(4), (5)	287	319
Additional paid-in capital(6)	24,713	5,015,561
Accumulated deficit	(15,873)	(15,873)
Total shareholders’ equity	9,127	5,000,007
Total capitalization	$141,424	$101,609,127

(1)	Assumes the full forfeiture of 375,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(2)	Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of June 30, 2021, we had borrowed $132,297 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021, or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

(3)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 upon consummation of our initial business combination and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The “as adjusted” amount of ordinary shares subject to redemption equals the “as adjusted” total assets of $101,609,127 less the “as adjusted” total liabilities of $3,500,000 less the “as adjusted” shareholders’ equity of $5,000,007. The value of ordinary shares that may be redeemed is equal to $10.00 per share (which is the assumed redemption price) multiplied by 9,310,912 ordinary shares, which is the maximum number of ordinary shares that may be redeemed for a $10.00 purchase price per share and still maintain $5,000,001 of net tangible assets either immediately prior to or upon consummation of our initial business combination.

(4)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.

(5)	The Company will account for the fair value in excess of consideration paid with respect to the 750,000 number of Founder Shares sold to the anchor investors as an offering cost that will be reflected as an increase to additional paid in capital offset by a reduction of the offering proceeds upon completion of the Proposed Public Offering.

(6)	The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholder’s equity of $5,000,007 less ordinary shares (par value) of $319 plus the accumulated deficit of $15,873.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, the proceeds of the sale of our securities in connection with our initial business combination (pursuant to forward purchase contracts or backstop agreements we may enter into following the consummation of this offering or otherwise), our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares or preference shares in a business combination:

•	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change of control if a substantial number of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our units, public shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at June 30, 2021, we had $20,110 in cash and a working capital deficit of $171,550. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to completion of this offering through advances on behalf of the company of $25,000 from the sale of the founder shares to our sponsor and up to $300,000 in loans from our sponsor under an unsecured promissory note. As of June 30, 2021, we had borrowed $132,297 under the unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $650,000 and underwriting commissions of $1,750,000 (or $2,012,500 if the over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $4,000,000 (or up to $4,262,500, depending on the extent to which the underwriters’ over-allotment option is exercised), will be $101,600,000 (or $116,600,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), including $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions, will be deposited into a non-interest bearing trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,600,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $650,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $1,600,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately: $150,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting any business combinations; $150,000 for legal and accounting fees related to regulatory reporting requirements, including certain regulatory fees; $600,000 for director and officer liability insurance premiums; $75,000 for Nasdaq continued listing fees; $180,000 for office space, administrative and support services; and $445,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our registered independent accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.

Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our registered independent accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On January 18, 2021, our sponsor paid $25,000, or approximately $0.009 per share, to cover certain of our offering costs in exchange for 2,875,000 founder shares (up to 375,000 shares of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. As such, our initial shareholders will collectively own 20% of our issued and outstanding shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) after this offering. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares our initial shareholders at 20% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon the consummation of this offering. None of our sponsor, officers, and directors intends to purchase any units in this offering.

Upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, advisers, and any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors, advisers, or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of June 30, 2021, we had borrowed $132,297 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021, or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has committed to purchase an aggregate of 4,000,000 (or up to 4,262,500, depending on the extent to which the underwriters’ over-allotment option is exercised) private placement warrants at a price of $1.00 per warrant ($4,000,000 (or up to $4,262,500 depending on the extent to which the over-allotment option is exercised)) in a private placement that will close simultaneously with the closing of this offering. Each warrant is exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. Our sponsor will be permitted to transfer the private placement warrants they hold to certain permitted transferees, including their respective directors, officers, and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities. In addition, the private placement warrants (and the ordinary shares issuable upon their exercise) will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants being sold in this offering.

Pursuant to a registration rights agreement that we will enter into with our sponsor, our directors, our officers, the anchor investors and Chardan on or prior to the closing of this offering, we may be required to register the offer and sale of certain securities under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register the offer and sale of certain of our securities held by them under the Securities Act and to have the resale of the securities covered thereby registered pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include the offer and sale of their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the offer and sale of the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

In addition, for as long as the representative shares are held by Chardan or its designees or affiliates, they may be subject to the lock up and registration rights limitations imposed by FINRA Rule 5110, except as provided in FINRA Rule 5110(e)(2).

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Co-Chief Executive Officers’ compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

Members of our management team and board have significant experience in the consumer product and retail industries. Our mission is to leverage our collective experiences and skills in order to consummate an initial business combination within the consumer product or consumer-related industry. Our team has extensive executive level experiences in a variety of sectors including, but not limited to, fashion, food, beverage, pet, toy, athleisure, fitness, snacking, over-the-counter (“OTC”) health and wellness products, weight loss, and travel goods.

Our management team’s background also includes extensive experience in the retail industry that we believe gives us a unique advantage to identify target companies in the consumer industry that are positioned for growth and where we can add value through margin enhancement, the ability to capitalize on market trends, and advancing business-to-business relationships. We believe we can harness our network which spans many of the major retailers, such as Wal-Mart, Dollar General, Vitamin Shoppe, and Family Dollar, to enhance the prospects of our business combination target.

In addition to our industry expertise, our management team has significant transactional experience, having consummated and led major transactions in the sector.

•	Paul Norman, our President, was formally President of Kellogg North America, or Kellogg, having started his career there in 1987. During his tenure at Kellogg, Mr. Norman was instrumental in accelerating mergers and acquisitions activity at Kellogg and he participated in significant transactions including the acquisition of RX bar by Kellogg in 2017 for $600 million..

•	Jonah Raskas, our Co-Chief Executive Officer and Director, was previously an investment banker at Rodman and Renshaw, where he focused on the capital markets, including work on initial public offerings and secondary offerings. We believe Mr. Raskas’s capital markets execution experience will provide leadership, not only in identifying targets best suited to go public, but also in executing a successful business combination..

•	Mark Grundman, our Co-Chief Executive Officer and Director, has operating experience in consumer-oriented companies as well as buy-side and sell-side deal experience including working on the special situations desk at GAMCO Investors, Inc., formally known as Gabelli Asset Management, where he reported directly to Mario Gabelli. We believe that his experience in the mergers and acquisitions process will strengthen our ability to consummate a successful business combination.

•	Additionally, one of our board members held leadership positions during significant transactions, such as the sale of Del Monte Foods for more than $1 billion, and J.M. Smucker Company’s acquisition of Big Heart Pet Brands for approximately $6 billion.

We intend to source deals through the relationships of our management team. Leveraging our industry knowledge and our vast network of contacts, we are confident in our proprietary sourcing of deal flow to originate and complete a business combination. Furthermore, our network includes investment bank, private equity, and hedge fund relationships that we plan to utilize once we are a public company. We anticipate that our relationships will be instrumental to our company completing an initial business combination within our 15-month timeframe.

We believe that our team’s collective operational experience within the consumer and retailer industries bring a unique value and approach. Members of our management team have participated in key brand growth strategies for some of the most well recognized brands in the industry such as Kellogg®, Dove®, Campbell’s®, Smucker’s®, Lego®, Pepsi®, Dr. Pepper Snapple®, Kraft®, Del Monte Foods®, Big Heart Pet Brands®, Voltaren®, PopTarts®, Kashi®, and Gas-X®. Our management team members built their careers at Fortune 100 consumer companies and our collective expertise covers key cross-functional areas that are of value within digital, e-commerce, supply chain, trademarking, profit and loss management, strategic planning, innovation, consumer insights, analytics, and packaging. From a retailer perspective, our team’s expertise includes merchandising, marketing, digital tools, sourcing and in-store customer experience management.

Our Management Team

Our Executive Officers

Paul Norman has served as our President since February 2021. Mr. Norman is a global consumer products leader with over 30 years of experience creating brand and shareholder value. He currently serves on the boards of directors of Hearthside Food Solutions, a contract food manufacturer, Jones Soda Company (OTC:JSDA), a beverage company, and PureK Holdings (TSX-V: PKAN), a CBD retail products company. From 2019 to 2020, he served as chairman and CEO of HeavenlyRx, a privately held CBD wellness company. Prior to HeavenlyRx, Mr. Norman spent three decades at Kellogg, the $11 billion multinational food-manufacturing company, where his tenure was defined by transformation, profitable growth and shareholder value creation through strategic portfolio management, innovation and diverse talent development and leadership. He has deep experience in building brands while successfully navigating complex regulatory environments where challenges around marketing and nutrition/ ingredient labeling restrictions are constantly evolving. As president of Kellogg’s $9 billion North American business from 2015 to 2018, Mr. Norman led initiatives such as the exit of Direct Store Delivery, which transformed US Snacks to a warehouse pull model. He was instrumental in accelerating mergers and acquisitions activity at Kellogg, including Kellogg’s acquisition of RX bar in 2017 for $600 million. In his role, Mr. Norman interacted regularly with the Kellogg board of directors, attending all board meetings and collaborating closely with several sub-committees. He also participated in analyst and investor calls for the company. Prior to serving as president of Kellogg’s North American business in 2015, Mr. Norman served as the company’s chief growth officer from 2013 to 2015, where he developed the Kellogg global category operating model. In that role he focused on long-term innovation, building sales and marketing capability, and long-term strategy for the company’s breakfast and snacks categories. Concurrent with the chief growth officer role, Mr. Norman served as interim president of the U.S. Morning Foods business, which generated approximately $3 billion in revenues. In 2008, he was promoted to president of Kellogg International, where he built a team and platform to support international growth, a key pillar of the company’s growth plan. As part of that team, Mr. Norman helped to facilitate the acquisition of Pringles® in 2012, which was key to the company’s plans for global expansion and growth. In 2012, he led the integration of Pringles® and the restructuring of Kellogg’s European business to implement the new “Wired to Win” operating model, which resulted in significantly improved European top and bottom line performance. From 2004 to 2008, Mr. Norman led U.S. Morning Foods, which included cereal, PopTarts®, the Kashi Company, and the frozen foods division, to five years of sequential profitable sales and share growth. He was named managing director of Kellogg’s U.K./ Republic of Ireland business in 2002, where he successfully led a turnaround in sales performance and helped to grow the company’s cereal market share for the first time in 11 years. In 2000, Mr. Norman became president of Kellogg Canada Inc. and from 1989 to 2000, he held progressively more senior marketing roles at U.S. Morning Foods across France, Canada, Latin America and the U.S. In addition to his time at Kellogg, from 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. He also served as a Trustee of the Food Marketing Institute Foundation board, from 2016 to 2018. Mr. Norman received a bachelor’s degree with honors in French from Portsmouth Polytechnic.

Jonah Raskas has served as our Co-Chief Executive Officer and a member of our board of directors since January 2021. Since 2016, Mr. Raskas has worked in the consumer industry, as brand manager at GlaxoSmithKline plc, or GSK, and has led several business lines for the company. All business lines he has led sell millions of products on an annual basis. At GSK, Mr. Raskas has focused on digital, e-commerce, innovation profit and loss management, and overall strategy. Most recently, he led all e-commerce and digital for the first prescription to over-the-counter in the pain category in more than 20 years. There are, on average, only one to two prescription switches annually in the consumer industry and Mr. Raskas led one of them in 2020. He is also part of the US Consumer Healthcare Emerging Leaders Program at GSK. In March 2021, Mr. Raskas was appointed as a member of the Innovation Advisory Council of Brand Innovators, a brand marketing organization that provides programming and networking opportunities. From 2008 to 2010, he was an investment banker at Rodman and Renshaw, a mid-tier investment bank. Mr. Raskas was primarily focused on initial public offerings and secondary offerings, giving him capital market and public market exposure. Mr. Raskas started his career in 2007 working in the White House in the Speechwriting Office for President George W. Bush. There, he focused on market research and reviewing speeches that were written for President Bush and Vice President Dick Cheney. He will leverage his extensive network within the capital markets and consumer industry in order to identify ideal targets for acquisition business combination. Mr. Raskas also graduated summa cum laude with a MBA from the Gabelli School of Business at Fordham University with a focus on Accounting and Marketing.

Mark Grundman has served as our Co-Chief Executive Officer and a member of our board of directors since January 2021. Mr. Grundman brings direct experience within a range of businesses, such as helipads, chemical plants, packaged consumer goods, and janitorial services. In early 2020, he established his own firm, MJG Partners, LLC, which focuses on small business investing and investment advising. From 2018 to 2019, he served as president of VPG International, LLC, a newly-acquired framed art business within a portfolio of investor-owned companies. From 2006 to 2016, Mr. Grundman worked at GAMCO Investors, Inc. (NYSE: GBL), a leading institutional asset management firm. From 2013 to 2014, he took a leave of absence to attended Columbia Business School, where he received his MBA. After graduating from Columbia, he rejoined the company to focus on building out a sell-side special situations department. During his tenure at GAMCO, Mr. Grundman held various roles including trading desk analyst, focusing on special situation investing, including merger arbitrage, spinoffs, special purpose acquisition companies, liquidations, and other arbitrage opportunities, ultimately reporting directly to Mario Gabelli, Chairman and Chief Investment Officer of GAMCO. In addition to his investing focus, Mr. Grundman was responsible for presenting and reviewing the portfolio strategy and performance to the board of directors and major investors of GAMCO’s publicly traded mutual funds as well as the separately managed accounts and sub accounts of the firm. Mr. Grundman brings a unique and valuable perspective to our strategic approach, in terms of public market reception, operational excellence, and sustainability.

Stephen Katchur has served as our Chief Financial Officer since March 2021. Mr. Katchur has also served as President of Blue Ribbon CFOs, a Delaware Limited Liability Company providing outsourced CFO solutions and business consulting since 2019. Mr. Katchur has also served as Chief Financial Officer of Advanced Merger Partners, Inc., a special purpose acquisition corporation, since January 2021. Previously, Mr. Katchur was Chief Financial Officer and Chief Compliance Officer for Land & Buildings Investment Management LLC, an activist real estate-focused manager where he was responsible for all non-investment operations including, accounting, finance, investor relations, marketing, and regulatory compliance.  From 2011 to 2014, Mr. Katchur was Chief Financial Officer of Wolfacre Global Management LLC and later for North Oak Capital Advisors LLC, both investment managers affiliated with Tiger Management LP. In these positions, Mr. Katchur oversaw all day-to-day non-investment functions.  Mr. Katchur began his career in Hedge Fund Administration where he was led teams supporting several large investment managers. Mr. Katchur holds an undergraduate degree in Finance from the University of Central Florida and an MBA from New York University, Stern School of Business with specializations in Finance and Financial Instruments & Markets.

Our Board of Directors

In addition to Messrs. Raskas and Grundman, the following individuals will serve on our Board of Directors:

Victor Herrero will serve as the chairman of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Herrero has extensive experience in corporate management and business operations in the consumables industry. From 2015 to 2019, Mr. Herrero served as the chief executive officer and director of Guess Inc., which is principally engaged in designing, marketing, distributing and licensing a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products around the world. Prior to joining Guess Inc., Mr. Herrero served as the head of Asia Pacific and managing director of Greater China of Industria de Diseño Textil, S.A. (Inditex Group), an international fashion retailer with brands including Zara, Massimo Dutti, Pull & Bear, Bershka and Stradivarius. In addition to Active International, Mr. Herrero is a board member of Global Fashion Group S.A., (e-commerce fashion site operator and owner of Zalora and The Iconic among others, the shares of which are listed on the Frankfurt stock exchange), G-III Apparel Group, Ltd (U.S. manufacturer and distributor operating through a portfolio of brands, the shares of which are listed on NASDAQ) and Gruppo Coppel (Mexican consumer finance and retail conglomerate) and Clarks (British based international shoe manufacturer and retailer). Mr. Herrero graduated with a Master of Business Administration from Kellogg School of Management at Northwestern University. He obtained a Bachelor’s Degree in Business Administration from ESCP Europe in Paris, France in 1992 and a Bachelor of Law Degree from the University of Zaragoza in Spain in 1993. He was also awarded “Best CEO in the Sustainable Apparel Industry” in 2018 by European CEO Magazine.

M. Carl Johnson, III, will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Johnson is currently Chairman of the Board of Nautilus, Inc. (NYSE:NLS), a fitness solutions company, and has served in this capacity since 2010. He also served as interim chief executive officer of Nautilus from March 2019  through July 2019. From 2011 to 2015, he served as group executive vice president/brands and chief growth officer of Del Monte Foods (2011-2014) and chief growth officer and executive vice president, marketing, for Big Heart Pet Brands, the successor company to Del Monte Foods (2014- 2015), and senior advisor, J. M. Smucker Co., following its acquisition of Big Heart Pet Brands (2015). From 2001 to 2011, Mr. Johnson served as senior vice president and chief strategy officer for Campbell Soup Company.  From 1992-2001, he served in various roles at Kraft Food Group, Inc.:  Vice President, Strategy, Kraft USA (1992-93); EVP & General Manager, Specialty Products Division, Kraft USA (1993-94); EVP & General Manager, Meals Division, Kraft Foods, N.A.; EVP & President, New Meals Division, Kraft Foods, N.A. (1997-2001).  Prior to that, Mr. Johnson held roles at Marketing Corp. of America, Polaroid Corp., and Colgate-Palmolive. Mr. Johnson, brings a broad set of skills to our board of directors, which he developed through helping lead, iconic American companies such as Campbell Soup Company, Kraft, Polaroid, Colgate-Palmolive, managing multi-billion dollar businesses, and serving on c-suite leadership teams.

Gary Tickle will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Tickle is an industry leader with 30 years of global experience successfully driving growth and transformation in consumer packaged goods, or CPG, businesses. He held leadership roles across various functions including supply chain, manufacturing, finance, sales and marketing. Mr. Tickle has had twenty years of c-suite responsibility, including turnaround assignments, innovation and global strategy development, particularly focused on nutrition, health and wellness. His broad category experience includes coffee, confectionery, snacks, dairy, infant nutrition, milk modifiers, cereals, foodservice, personal care, tea, soups and cooking aids. In January 2021, Mr. Tickle joined Sustainable Beverage Technologies (SBT) as its Global CEO. From 2019 to 2020, Mr. Tickle served as chief executive officer at Shiftlineup, a software as a service human capital management company. From 2016 to 2019 Mr. Tickle was the chief executive officer of Hain Celestial North America, a NASDAQ-listed natural and organic food company. Prior to that, he had an extensive international career with Nestle spanning over 25 years, starting in 1987. Mr. Tickle was the global strategic business unit head of infant nutrition where led the successful global acquisition and integration of Wyeth Nutrition, before coming to the United States to serve as president and chief executive officer of Nestle Nutrition North America. Mr. Tickle was also regional business head of South Asia, based in New Delhi, India, and chief executive officer of Nestle New Zealand for five years. He has held a number of industry leadership roles, including chairman of the infant Nutrition Council of America and vice chairman of the Food and Grocery Council in New Zealand. He also served as a Board Member of Buckley Country Day School in New York and today is an external advisor on the AT Kearney Consumer Industries and Retail Panel. Mr. Tickle also serves as a mentor on the Denver Small Business Development Council. Mr. Tickle holds an MBA with Distinction from Deakin University in Australia, a Bachelor of Business in Operations Management/Human Resource Management and Post Graduate Degree in Finance.

Deb Benovitz will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Ms. Benovitz has more than 30 years of consumer experience in leading consumer-focused companies. Her particular area of expertise is in brand transformation. She has played a key role in the transformation of major brands such as LEGO, Dove (via the Campaign for Real Beauty) and Pepsi. Ms. Benovitz currently serves as senior vice president, global marketing/competitive intelligence and human truths for WW (formerly Weight Watchers), a position she has held since September 2014. She sits on the executive committee at WW, reporting to the chief executive officer. In her role, she delivers strategic consumer insights to drive business growth, manages the global consumer insights department, and spearheads WW’s goal of democratizing wellness and making it accessible to all. In addition, Ms. Benovitz is responsible for ensuring that all innovation, brand, science and tech design work, begins with a consumer need, and stays true to the consumer throughout the process. She led WW’s wellness agenda and was part of a small team that crafted the company’s wellness vision and mission. From 2009 to 2014, she was vice president of global consumer insights at PepsiCo, where she led their cutting-edge, future-focused insights department serving 30 markets around the world. Ms. Benovitz has extensive experience in brand, consumer, competitive intelligence, shopper and tech user experience research among adults and children, including innovation, trend tracking, new product and concept research, advertising assessment, segmentation research, brand equity and tracking research, usage and attitude work, needs identification, consumer journey mapping, creative insight generation, and analytics. Ms. Benovitz holds a B.A. from Barnard College, Columbia University, and an MBA from the University of Wisconsin.

Jason Reiser will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Reiser has over 35 years of retail and healthcare experience, spanning operations, government relations, compliance, merchandizing, global sourcing, and digital tools across multiple retail channels including mass (Wal-Mart), value (Family Dollar and Dollar General), and specialty (Vitamin Shoppe). From 2017 to 2020, he served as the executive vice president, chief merchandising officer for Dollar General with responsibility for merchandising, marketing, digital tools, sourcing and in-store experience. From 2016 to 2017, Mr. Reiser served as the chief operating officer of the Vitamin Shoppe with responsibilities for merchandising, supply chain, operations, marketing, digital and real estate. Prior to that he served as chief merchandising officer for Family Dollar from 2013 to 2016, with responsibility for merchandising, marketing, digital, sourcing and merchandising operations. Additionally, he also served as a board member for privately-held Slim Fast from 2014 to 2016. Mr. Reiser began his retail career working as a teenager in his family owned pharmacy, which led him to become a Registered Pharmacist, graduating from Northeastern University in 1993 with a B.S. in Pharmacy.

Deborah Weinswig will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Since February 2018, Ms. Weinswig has served as the chief executive officer and founder of Coresight Research, or Coresight, an international research and advisory firm that focuses on the intersection of retail and technology. Coresight’s areas of expertise include global cross-border ecommerce, startup innovation, emerging markets, digital transformation, and all things consumer. In addition, since October 2018, she has served on the board of directors for Guess?, Inc. (NYSE:GES), Kiabi, and Xcel Brands, Inc. (NASDAQ:XELB). From 2014 to early 2018, Ms. Weinswig served as the founding Managing Director of Fung Global Retail and Technology, the research arm and Think Tank for The Fung Group, a leading trading and supply chain management company based in Hong Kong. In this role, she helped identify early-stage companies to partner with The Fung Group, played a key role in opening The Explorium Innovation Lab, an innovation hub focused on the global supply chain, and helped build an entire research platform from production to publication. Ms. Weinswig’s deep understanding of global retail and emerging technology trends was developed through her extensive banking career, which included 12 years as head of the global staples and consumer discretionary team at Citi Research, as well as senior research positions at Bear Stearns and Morgan Stanley. She sits on the boards of directors for philanthropic organizations including Goodwill Industries New York/New Jersey, and in 2020 she founded RetailersUnited, a nonprofit dedicated to small- to mid-size enterprise retailers and fashion brands impacted by the coronavirus pandemic. Ms. Weinswig is a certified public accountant and holds an MBA from the University of Chicago Booth School of Business.

Competitive Strengths of our Management Team

●	Capital Markets Experience: Our management team has experience raising capital for initial public offerings and secondary offerings, which gives us a distinct competitive advantage among the special purpose acquisition company industry. We understand the types of companies that will benefit most from access to the public markets.

●	Buy-side/Sell-side Perspective: As we aim to create substantial value for our shareholders, we believe that our team’s direct buy-side and sell-side experiences provides us with the perspective of institutional investors and shareholders. Our specific expertise surrounding special situations, merger arbitrage, and special purpose acquisition companies will further benefit our approach and process.

●	Proprietary Sourcing Channels and Leading Industry Relationships: Through our networks, we have both opportunities that are unique to our team and insights into various industries within the consumer space that are not as readily available to a majority of other special purpose acquisition companies.

●	Wide Range of Consumer Industries: We purposefully built our management to have a wide range of consumer industry expertise including, but not limited to, fashion, food, beverage, pet, baby, toy, athleisure and fitness fashion, snacking, weight loss, packaging, construction, travel goods, and fitness, among others.

●	Consumer and Retailer Focus: Our team has a focus on both consumer and retailer industries, which will help us to understand and be successful within e-commerce, digital, branding, and supply chain, among others. We also have a strong focus on the retail industry, which will help us understand trends, margins, and issues directly impacting retailers. We believe that our experience in these two industries will make us an attractive partner to target companies.

●	Smaller Capital Size Raise: The majority of special purpose acquisition companies that have gone public and are looking to go public are over $200 million. We intend to focus on sub-$500 million enterprise value companies in the private markets, which we think are overlooked and undervalued.

The past performance of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. Other than Mr. Katchur, none of our officers or directors, our sponsor, nor any of its respective officers, directors, employees, or affiliates, have had management experience with blank check companies or special purpose acquisition corporations in the past. You should not rely on their respective historical records or performance as indicative of our future performance.

Business Strategy and Target Industries

While we may pursue an initial business combination with a company in any sector, we intend to focus our search on the consumer sector and consumer-related businesses, which complements the expertise of our officers, directors, and advisors. We believe the consumer sector is poised for significant growth beginning in 2021 and lasting for years to come. According to Goldman Sachs Economist David Mericle, there will be a “consumption boom” that will start in the second half of 2021 as “restored opportunities to spend allow households to substantially lower their saving rates and spend accumulated excess savings.” Noted Yale University Sociologist Nicholas Christaskis, in his post-coronavirus pandemic book Apollo’s Arrow, noted that “consumption will likely come back with a vengeance.” Our team expects several years of consumer growth similar to what happened following the 1918 Spanish Flu pandemic, which wrapped up by the end of 1919. Following that pandemic, the next decade was known as the “roaring twenties” whereby the U.S. economy grew 42% from 1921 to 1929. We believe that we are about to experience a very similar period in U.S. history and the consumer industry will be poised to benefit.

Within the consumer sector, our team is focusing on three areas: (1) health and wellness, referring to businesses focused on physical, mental, and social well-being; (2) businesses and brands, including the pet and fitness sectors, that have accelerated in growth due to the coronavirus pandemic; and (3) businesses that have fallen out of favor or that have otherwise suffered as a result of the coronavirus pandemic, such as those in the fashion and travel sectors. Our team anticipates that both the first and second focus areas will further accelerate in growth due to the coronavirus pandemic. For example, in the health and wellness sector, consumers are increasingly adopting brands and companies that help them to adopt a healthy lifestyle, prevent getting sick, and support overall health. With respect to the third focus area, we believe that current enterprise values are discounted due to the coronavirus pandemic, which may create valuable opportunities. In addition to these three key areas, we will focus on businesses that have core competencies in digital and e-commerce, because we believe they will significantly impact the future of the consumer industry and overlap with our key areas of expertise. Specifically with respect to e-commerce, we believe the coronavirus pandemic has accelerated the shift from physical in-store shopping to e-commerce by years.

Our team has significant leadership and operational experience at some of the most well-known and well respected Fortune 100 consumer facing companies. In addition, our team has completed accretive acquisitions, restructurings, spinoffs, and divestments, which are core experiences that we will leverage within our company. Furthermore, we expect that the various backgrounds of the members of our management team will be key to sourcing public-ready companies for acquisition and will be attractive assets to the company with which we would contemplate a business combination. More specifically, our team has demonstrated expertise in the consumer industry and on the retailer landscape, as it is pivotal to understand the retailer margins and key trends in this industry. We believe that these industry focuses provide us with an advantage as compared to other special purpose acquisition companies in the industry. Lastly, certain members of our management team have previous special purpose acquisition company experience, which will assist in this overall process and in further sourcing companies with which to consummate a business combination.

Business Combination Criteria and Investment Philosophy

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet any or all of these criteria and guidelines.

•	Sustainable Earnings with Significant Growth: We are looking to acquire a business that has an established market share, consistent cash flow, and significant growth potential.

•	Public Market Reception: During the acquisition process, we will place strong emphasis on the viability of the business to operate within the public markets, and additionally, the reception the markets will provide for the business we select. We intend to find a company that generates public market enthusiasm once an acquisition is announced.

•	Barriers to Entry: We will be looking at what, if any, barriers to entry there are for new competitors to come into the market or for current competitors to offer similar products. Ideally, the company we select will have a high barrier to entry, enabling stronger competitive advantages for the company we acquire.

•	Competitive Advantages: We will be examining the competitive advantages a company has established within its industry, and how these advantages enable the business to gain excess market share, higher margins, higher demand, among other advantages.

•	Public Markets Management Team: We are searching for a company that will have a management team ready for the public markets and that can operate with our team as advisors.

•	Leveraging our management team’s experiences: We intend to find a business that will complement our team’s expertise and enable our team to contribute significant value to its operations.

•	Other criteria: In evaluating prospective targets, we may also consider criteria such as general financial condition, capital requirements, internal structure, corporate governance, the impact of current and future regulations, licensing and other market and geographic-specific conditions.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, (i) meetings with incumbent management and their advisors (if applicable); (ii) document reviews; (iii) interviews with various stakeholders, including, but not limited to, employees, customers and suppliers; (iv) on-site inspection of facilities; and (v) reviewing financial, operational, legal and other information which will be made available to us.

Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

Members of our management team may directly or indirectly own our ordinary shares or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and in the future any of our officers and directors may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our officers or directors would materially affect our ability to complete our business combination.

Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Exchange Act.

Mr. Katchur, our Chief Financial Officer, is currently serving as the Chief Financial Officer of Advanced Merger Partners, Inc., a special purpose acquisition corporation.

Mr. Reiser, our director nominee, is currently restricted by non-compete, non-solicit and confidentiality provisions contained in his former employment agreement with Dollar General, which provisions are still in effect and prohibit Mr. Reiser from soliciting certain employees or managing certain businesses that broadly compete with the business activities of Dollar General. As a result, we will focus on acquisition targets outside of the discount consumable basics retail business. See “Risk Factors — Our director nominee, Jason Reiser, is party to an employment agreement that will limit the types of companies that we can target for an initial business combination, among other restrictions, which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies” and “Our director nominee, Jason Reiser, is party to an employment agreement that will limit his ability to solicit or hire employees of Dollar General, which could make us a less attractive buyer to certain target companies.”

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more operating businesses or assets with an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion that the price we are paying for a target is fair to our company from a financial point of view from any of the following: (i) an independent investment banking firm; (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire; or (iii) from an independent accounting firm. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% fair market test. However, we intend to satisfy the 80% fair market test even if our securities are not listed on the Nasdaq at the time of our initial business combination.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the Securities Exchange Commission to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their equity interests, shares and/or shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With funds available for a business combination initially in the amount of $96,500,000 assuming no redemptions and after payment of $3,500,000 of deferred underwriting fees (or $110,975,000 assuming no redemptions and after payment of up to $4,025,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may, although we do not currently intend to, seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, start-up companies or companies with speculative business plans or excess leverage, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a Target Business and Structuring of Our Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from either (i) an independent investment banking firm that is a member of FINRA, (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or (iii) an independent accounting firm, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. We have also agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Subject to these requirements, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, (i) meetings with incumbent management and their advisors (if applicable); (ii) document reviews; (iii) interviews with various stakeholders, including, but not limited to, employees, customers and suppliers; (iv) on-site inspection of facilities; and (v) reviewing financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under the Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•	we issue public shares that will be equal to or in excess of 20% of the number of our shares then issued and outstanding;

•	any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 5% or more; or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases of Our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or their respective affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or warrants such persons may purchase. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. Such persons will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Such purchases could result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, or their respective affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, or their respective affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, or their respective affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers, or their respective affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, or their respective affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Shareholders Upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay Chardan. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, our directors, and our officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them in connection with the completion of our business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure a business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with Nasdaq rules.

If shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their respective permitted transferees will own at least 20% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, our directors, and our officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our public shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares that are not purchased by our sponsor, which number will be based on the requirement that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Our amended and restated memorandum and articles of association will provide that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all public shares submitted for redemption will be returned to the holders thereof.

In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be shareholders at the time our shareholders vote on our initial business combination, and, if they are shareholders, we cannot assure you as to how such anchor investors will vote on any business combination.

Limitation on Redemption Upon Completion of Our Initial Business Combination if We Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from our sponsor, officers and directors, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the DWAC System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by other blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he, she, or it could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he, she, or it could sell his, her, or its shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 15 months from the closing of this offering.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our sponsor, officers and directors have agreed that we will have only 15 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 15 month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest that shall be net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period.

Our sponsor, our officers, and our directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering. The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. Chardan has agreed to waive its rights to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 15 months from the closing of this offering and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. However, if our sponsor, our officers, our directors, the anchor investors or Chardan acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month time period.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,600,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,600,000 from the proceeds of this offering and the sale of the private placement warrants, with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency laws, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote. Our sponsor, officers, and directors have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•	prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) in each case subject to the limitations described herein;

•	we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, solely if we seek shareholder approval, obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination;

•	if our initial business combination is not consummated within 15 months from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; and

•	prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association will provide that we may consummate our initial business combination only if approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 15 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisers, or any of their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we are unable to complete our initial business combination within 15 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares, if we fail to complete our initial business combination within 15 months from the closing of this offering, will reduce the book value per share for the shares, held by our initial shareholders, and each of their respective permitted transferees who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $100,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Wilmington Trust, National Association acting as trustee.	Approximately 85,275,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$100,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial business combination. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on the Nasdaq at the time of our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The public shares and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Chardan informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment.

If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete an initial business combination within 15 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses)divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend and restate our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering, subject to applicable law. The Company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering) without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the DWAC System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our issued and outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Conflicts of Interest

Certain of our directors and officers have fiduciary or contractual duties to certain other companies in which they have invested or advised. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. None of the members of our management team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware, subject to his or her fiduciary duties under Cayman Islands law. Our management team, in their capacities as members, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to their fiduciary duties under Cayman Islands law and any other applicable duties. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”

Each of our officers and directors presently has, and in the future any of our officers and directors may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our officers or directors would materially affect our ability to complete our business combination.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. See “Risk Factors — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company; therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our executive offices at 2 Manhattanville Road, Suite 403, Purchase, NY 10577. The cost for our use of this space is included in the $10,000 per month fee we will pay to our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

As of the effective date of this prospectus, we will have three officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that our officers or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, public shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022, as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Director Nominees, and Officers

Name	Age	Titles
Paul Norman	56	President
Jonah Raskas	35	Co-Chief Executive Officer and Director
Mark Grundman	36	Co-Chief Executive Officer and Director
Stephen Katchur	41	Chief Financial Officer
Victor Herrero	52	Director Nominee
Deborah Weinswig	51	Director Nominee
M. Carl Johnson, III	73	Director Nominee
Gary Tickle	55	Director Nominee
Deb Benovitz	57	Director Nominee
Jason Reiser	52	Director Nominee

Paul Norman has served as our President since February 2021. Mr. Norman is a global consumer products leader with over 30 years of experience creating brand and shareholder value. He currently serves on the boards of directors of Hearthside Food Solutions, a contract food manufacturer, Jones Soda Company (OTC:JSDA), a beverage company, and PureK Holdings (TSX-V: PKAN), a CBD retail products company. From 2019 to 2020, he served as chairman and CEO of HeavenlyRx, a privately held CBD wellness company. Prior to HeavenlyRx, Mr. Norman spent three decades at Kellogg, the $11 billion multinational food-manufacturing company, where his tenure was defined by transformation, profitable growth and shareholder value creation through strategic portfolio management, innovation and diverse talent development and leadership. He has deep experience in building brands while successfully navigating complex regulatory environments where challenges around marketing and nutrition/ ingredient labeling restrictions are constantly evolving. As president of Kellogg’s $9 billion North American business from 2015 to 2018, Mr. Norman led initiatives such as the exit of Direct Store Delivery, which transformed US Snacks to a warehouse pull model. He was instrumental in accelerating mergers and acquisitions activity at Kellogg, including Kellogg’s acquisition of RX bar in 2017 for $600 million. In his role, Mr. Norman interacted regularly with the Kellogg board of directors, attending all board meetings and collaborating closely with several sub-committees. He also participated in analyst and investor calls for the company. Prior to serving as president of Kellogg’s North American business in 2015, Mr. Norman served as the company’s chief growth officer from 2013 to 2015, where he developed the Kellogg global category operating model. In that role he focused on long-term innovation, building sales and marketing capability, and long-term strategy for the company’s breakfast and snacks categories. Concurrent with the chief growth officer role, Mr. Norman served as interim president of the U.S. Morning Foods business, which generated approximately $3 billion in revenues. In 2008, he was promoted to president of Kellogg International, where he built a team and platform to support international growth, a key pillar of the company’s growth plan. As part of that team, Mr. Norman helped to facilitate the acquisition of Pringles® in 2012, which was key to the company’s plans for global expansion and growth. In 2012, he led the integration of Pringles® and the restructuring of Kellogg’s European business to implement the new “Wired to Win” operating model, which resulted in significantly improved European top and bottom line performance. From 2004 to 2008, Mr. Norman led U.S. Morning Foods, which included cereal, PopTarts®, the Kashi Company, and the frozen foods division, to five years of sequential profitable sales and share growth. He was named managing director of Kellogg’s U.K./ Republic of Ireland business in 2002, where he successfully led a turnaround in sales performance and helped to grow the company’s cereal market share for the first time in 11 years. In 2000, Mr. Norman became president of Kellogg Canada Inc. and from 1989 to 2000, he held progressively more senior marketing roles at U.S. Morning Foods across France, Canada, Latin America and the U.S. In addition to his time at Kellogg, from 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. He also served as a Trustee of the Food Marketing Institute Foundation board, from 2016 to 2018. Mr. Norman received a bachelor’s degree with honors in French from Portsmouth Polytechnic.

Jonah Raskas has served as our Co-Chief Executive Officer and a member of our board of directors since January 2021. Since 2016, Mr. Raskas has worked in the consumer industry, as brand manager at GlaxoSmithKline plc, or GSK, and has led several business lines for the company. All business lines he has led sell millions of products on an annual basis. At GSK, Mr. Raskas has focused on digital, e-commerce, innovation profit and loss management, and overall strategy. Most recently, he led all e-commerce and digital for the first prescription to over-the-counter in the pain category in more than 20 years. There are, on average, only one to two prescription switches annually in the consumer industry and Mr. Raskas led one of them in 2020. He is also part of the US Consumer Healthcare Emerging Leaders Program at GSK. In March 2021, Mr. Raskas was appointed as a member of the Innovation Advisory Council of Brand Innovators, a brand marketing organization that provides programming and networking opportunities. From 2008 to 2010, he was an investment banker at Rodman and Renshaw, a mid-tier investment bank. Mr. Raskas was primarily focused on initial public offerings and secondary offerings, giving him capital market and public market exposure. Mr. Raskas started his career in 2007 working in the White House in the Speechwriting Office for President George W. Bush. There, he focused on market research and reviewing speeches that were written for President Bush and Vice President Dick Cheney. He will leverage his extensive network within the capital markets and consumer industry in order to identify ideal targets for acquisition business combination. Mr. Raskas also graduated summa cum laude with a MBA from the Gabelli School of Business at Fordham University with a focus on Accounting and Marketing. We believe Mr. Raskas to be qualified to serve as a director because of his extensive network of contacts, experience in the consumer industry, and finance background.

Mark Grundman has served as our Co-Chief Executive Officer and a member of our board of directors since January 2021. Mr. Grundman brings direct experience within a range of businesses, such as helipads, chemical plants, packaged consumer goods, and janitorial services. In early 2020, he established his own firm, MJG Partners, LLC, which focuses on small business investing and investment advising. From 2018 to 2019, he served as president of VPG International, LLC, a newly-acquired framed art business within a portfolio of investor-owned companies. From 2006 to 2016, Mr. Grundman worked at GAMCO Investors, Inc. (NYSE: GBL), a leading institutional asset management firm. From 2013 to 2014, he took a leave of absence to attended Columbia Business School, where he received his MBA. After graduating from Columbia, he rejoined the company to focus on building out a sell-side special situations department. During his tenure at GAMCO, Mr. Grundman held various roles including trading desk analyst, focusing on special situation investing, including merger arbitrage, spinoffs, special purpose acquisition companies, liquidations, and other arbitrage opportunities, ultimately reporting directly to Mario Gabelli, Chairman and Chief Investment Officer of GAMCO. In addition to his investing focus, Mr. Grundman was responsible for presenting and reviewing the portfolio strategy and performance to the board of directors and major investors of GAMCO’s publicly traded mutual funds as well as the separately managed accounts and sub accounts of the firm. Mr. Grundman brings a unique and valuable perspective to our strategic approach, in terms of public market reception, operational excellence, and sustainability. We believe Mr. Grundman to be qualified to serve as a director because of his extensive network of contacts as well as his operational and finance experience.

Stephen Katchur has served as our Chief Financial Officer since March 2021. Mr. Katchur has also served as President of Blue Ribbon CFOs, a Delaware Limited Liability Company providing outsourced CFO solutions and business consulting since 2019. Mr. Katchur has also served as Chief Financial Officer of Advanced Merger Partners, Inc., a special purpose acquisition corporation, since January 2021. Previously, Mr. Katchur was Chief Financial Officer and Chief Compliance Officer for Land & Buildings Investment Management LLC, an activist real estate-focused manager where he was responsible for all non-investment operations including, accounting, finance, investor relations, marketing, and regulatory compliance.  From 2011 to 2014, Mr. Katchur was Chief Financial Officer of Wolfacre Global Management LLC and later for North Oak Capital Advisors LLC, both investment managers affiliated with Tiger Management LP. In these positions, Mr. Katchur oversaw all day-to-day non-investment functions.  Mr. Katchur began his career in Hedge Fund Administration where he was led teams supporting several large investment managers. Mr. Katchur holds an undergraduate degree in Finance from the University of Central Florida and an MBA from New York University, Stern School of Business with specializations in Finance and Financial Instruments & Markets.

Victor Herrero will serve as the chairman of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Herrero has extensive experience in corporate management and business operations in the consumables industry. From 2015 to 2019, Mr. Herrero served as the chief executive officer and director of Guess Inc., which is principally engaged in designing, marketing, distributing and licensing a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products around the world. Prior to joining Guess Inc., Mr. Herrero served as the head of Asia Pacific and managing director of Greater China of Industria de Diseño Textil, S.A. (Inditex Group), an international fashion retailer with brands including Zara, Massimo Dutti, Pull & Bear, Bershka and Stradivarius. In addition to Active International, Mr. Herrero is a board member of Global Fashion Group S.A., (e-commerce fashion site operator and owner of Zalora and The Iconic among others, the shares of which are listed on the Frankfurt stock exchange), G-III Apparel Group, Ltd (U.S. manufacturer and distributor operating through a portfolio of brands, the shares of which are listed on NASDAQ) and Gruppo Coppel (Mexican consumer finance and retail conglomerate) and Clarks (British based international shoe manufacturer and retailer). Mr. Herrero graduated with a Master of Business Administration from Kellogg School of Management at Northwestern University. He obtained a Bachelor’s Degree in Business Administration from ESCP Europe in Paris, France in 1992 and a Bachelor of Law Degree from the University of Zaragoza in Spain in 1993. He was also awarded “Best CEO in the Sustainable Apparel Industry” in 2018 by European CEO Magazine. We believe Mr. Herrero to be qualified to serve as a director because of his extensive experience in the apparel and consumables industries.

M. Carl Johnson, III, will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Johnson is currently Chairman of the Board of Nautilus, Inc. (NYSE:NLS), a fitness solutions company, and has served in this capacity since 2010. He also served as interim chief executive officer of Nautilus from March 2019  through July 2019. From 2011 to 2015, he served as group executive vice president/brands and chief growth officer of Del Monte Foods (2011-2014) and chief growth officer and executive vice president, marketing, for Big Heart Pet Brands, the successor company to Del Monte Foods (2014- 2015), and senior advisor, J. M. Smucker Co., following its acquisition of Big Heart Pet Brands (2015). From 2001 to 2011, Mr. Johnson served as senior vice president and chief strategy officer for Campbell Soup Company.  From 1992-2001, he served in various roles at Kraft Food Group, Inc.:  Vice President, Strategy, Kraft USA (1992-93); EVP & General Manager, Specialty Products Division, Kraft USA (1993-94); EVP & General Manager, Meals Division, Kraft Foods, N.A.; EVP & President, New Meals Division, Kraft Foods, N.A. (1997-2001).  Prior to that, Mr. Johnson held roles at Marketing Corp. of America, Polaroid Corp., and Colgate-Palmolive. Mr. Johnson, brings a broad set of skills to our board of directors, which he developed through helping lead, iconic American companies such as Campbell Soup Company, Kraft, Polaroid, Colgate-Palmolive, managing multi-billion dollar businesses, and serving on c-suite leadership teams. We believe Mr. Johnson to be qualified to serve as a director because of his extensive leadership experiences within the consumer industry.

Gary Tickle will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Tickle is an industry leader with 30 years of global experience successfully driving growth and transformation in consumer packaged goods, or CPG, businesses. He held leadership roles across various functions including supply chain, manufacturing, finance, sales and marketing. Mr. Tickle has had twenty years of c-suite responsibility, including turnaround assignments, innovation and global strategy development, particularly focused on nutrition, health and wellness. His broad category experience includes coffee, confectionery, snacks, dairy, infant nutrition, milk modifiers, cereals, foodservice, personal care, tea, soups and cooking aids. In January 2021, Mr. Tickle joined Sustainable Beverage Technologies (SBT) as its Global CEO. From 2019 to 2020, Mr. Tickle served as chief executive officer at Shiftlineup, a software as a service human capital management company. From 2016 to 2019 Mr. Tickle was the chief executive officer of Hain Celestial North America, a NASDAQ-listed natural and organic food company. Prior to that, he had an extensive international career with Nestle spanning over 25 years, starting in 1987. Mr. Tickle was the global strategic business unit head of infant nutrition where led the successful global acquisition and integration of Wyeth Nutrition, before coming to the United States to serve as president and chief executive officer of Nestle Nutrition North America. Mr. Tickle was also regional business head of South Asia, based in New Delhi, India, and chief executive officer of Nestle New Zealand for five years. He has held a number of industry leadership roles, including chairman of the infant Nutrition Council of America and vice chairman of the Food and Grocery Council in New Zealand. He also served as a Board Member of Buckley Country Day School in New York and today is an external advisor on the AT Kearney Consumer Industries and Retail Panel. Mr. Tickle also serves as a mentor on the Denver Small Business Development Council. Mr. Tickle holds an MBA with Distinction from Deakin University in Australia, a Bachelor of Business in Operations Management/Human Resource Management and Post Graduate Degree in Finance. We believe that Mr. Tickle is qualified to serve as a director because of his extensive experience as a c-suite executive in multiple consumer packaged goods businesses.

Deb Benovitz will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Ms. Benovitz has more than 30 years of consumer experience in leading consumer-focused companies. Her particular area of expertise is in brand transformation. She has played a key role in the transformation of major brands such as LEGO, Dove (via the Campaign for Real Beauty) and Pepsi. Ms. Benovitz currently serves as senior vice president, global marketing/competitive intelligence and human truths for WW (formerly Weight Watchers), a position she has held since September 2014. She sits on the executive committee at WW, reporting to the chief executive officer. In her role, she delivers strategic consumer insights to drive business growth, manages the global consumer insights department, and spearheads WW’s goal of democratizing wellness and making it accessible to all. In addition, Ms. Benovitz is responsible for ensuring that all innovation, brand, science and tech design work, begins with a consumer need, and stays true to the consumer throughout the process. She led WW’s wellness agenda and was part of a small team that crafted the company’s wellness vision and mission. From 2009 to 2014, she was vice president of global consumer insights at PepsiCo, where she led their cutting-edge, future-focused insights department serving 30 markets around the world. Ms. Benovitz has extensive experience in brand, consumer, competitive intelligence, shopper and tech user experience research among adults and children, including innovation, trend tracking, new product and concept research, advertising assessment, segmentation research, brand equity and tracking research, usage and attitude work, needs identification, consumer journey mapping, creative insight generation, and analytics. Ms. Benovitz holds a B.A. from Barnard College, Columbia University, and an MBA from the University of Wisconsin. We believe that Ms. Benovitz is qualified to serve as a director because of her significant leadership experiences across several Fortune 100 consumer packaged goods companies and her extensive knowledge with respect to the health and wellness sector.

Jason Reiser will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Mr. Reiser has over 35 years of retail and healthcare experience, spanning operations, government relations, compliance, merchandizing, global sourcing, and digital tools across multiple retail channels including mass (Wal-Mart), value (Family Dollar and Dollar General), and specialty (Vitamin Shoppe). From 2017 to 2020, he served as the executive vice president, chief merchandising officer for Dollar General with responsibility for merchandising, marketing, digital tools, sourcing and in-store experience. From 2016 to 2017, Mr. Reiser served as the chief operating officer of the Vitamin Shoppe with responsibilities for merchandising, supply chain, operations, marketing, digital and real estate. Prior to that he served as chief merchandising officer for Family Dollar from 2013 to 2016, with responsibility for merchandising, marketing, digital, sourcing and merchandising operations. Additionally, he also served as a board member for privately-held Slim Fast from 2014 to 2016. Mr. Reiser began his retail career working as a teenager in his family owned pharmacy, which led him to become a Registered Pharmacist, graduating from Northeastern University in 1993 with a B.S. in Pharmacy. We believe that Mr. Reiser is qualified to serve as a director because of his extensive retail industry experiences and his experiences within the health and wellness sector and healthcare experience.

Deborah Weinswig will serve as a member of our board of directors upon the effective date of the registration statement of which this prospectus forms a part. Since February 2018, Ms. Weinswig has served as the chief executive officer and founder of Coresight Research, or Coresight, an international research and advisory firm that focuses on the intersection of retail and technology. Coresight’s areas of expertise include global cross-border ecommerce, startup innovation, emerging markets, digital transformation, and all things consumer. In addition, since October 2018, she has served on the board of directors for Guess?, Inc. (NYSE:GES), Kiabi, and Xcel Brands, Inc. (NASDAQ:XELB). From 2014 to early 2018, Ms. Weinswig served as the founding Managing Director of Fung Global Retail and Technology, the research arm and Think Tank for The Fung Group, a leading trading and supply chain management company based in Hong Kong. In this role, she helped identify early-stage companies to partner with The Fung Group, played a key role in opening The Explorium Innovation Lab, an innovation hub focused on the global supply chain, and helped build an entire research platform from production to publication. Ms. Weinswig’s deep understanding of global retail and emerging technology trends was developed through her extensive banking career, which included 12 years as head of the global staples and consumer discretionary team at Citi Research, as well as senior research positions at Bear Stearns and Morgan Stanley. She sits on the boards of directors for philanthropic organizations including Goodwill Industries New York/New Jersey, and in 2020 she founded RetailersUnited, a nonprofit dedicated to small- to mid-size enterprise retailers and fashion brands impacted by the coronavirus pandemic. Ms. Weinswig is a certified public accountant and holds an MBA from the University of Chicago Booth School of Business. We believe that Ms. Weinswig is qualified to serve as a director because of her extensive retail and technology background and her experience as a director of public companies.

Number, Terms of Office and Appointment of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of eight members. Our board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a 3-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our ordinary shares.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Ms. Benovitz, Messrs. Johnson, Reiser, and Tickle, and Ms. Weinswig, are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our audit committee will be entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we will reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month, until the consummation of our initial business combination. Our audit committee will also review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisers, or any of their respective affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Pursuant to Nasdaq rules, our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors. Messrs. Johnson and Reiser and Ms. Weinswig will serve as members of our audit committee. Mr. Johnson will serve as the chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Johnson qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•	assisting board oversight of (i) the integrity of our financial statements, (ii) our compliance with leg and regulatory requirements, (iii) our independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditors;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors. Ms. Benovitz and Mr. Tickle and will serve as members of our compensation committee. Mr. Tickle will serve as the chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under Nasdaq listing standards applicable to members of the compensation committee.

We will adopt a compensation committee charter, which will detail the purpose and principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation (if any is paid by us), evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and making recommendations to our board of directors with respect to the compensation, any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than reimbursement of expenses and as set forth below, no compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination although we may consider cash or other compensation to officers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination.

Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Ms. Benovitz, Messrs. Reiser and Tickle, and Ms. Weinswig. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers serves on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers serves on our board of directors.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will adopt a code of ethics and business conduct, which we refer to as the Code of Ethics, applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, officers and directors owe fiduciary duties to the company, including the following:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	duty to not improperly fetter the exercise of future discretion;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care and skill, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our directors and officers have fiduciary or contractual duties to certain other companies in which they have invested or advised. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. None of the members of our management team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware, subject to his or her fiduciary duties under Cayman Islands law. Our management team, in their capacities as members, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable duties.

Each of our officers and directors presently has, and in the future any of our officers and directors may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our officers or directors would materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Exchange Act.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “Management — Directors, Director Nominees, and Officers.”

•

Our initial shareholders, directly or indirectly, hold their respective founder shares and may acquire public shares during or after this offering in connection with the completion of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 15 months after the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. All of the founder shares issued and outstanding prior to the date of this prospectus will be placed in escrow with VStock Transfer, LLC, as escrow agent, until (1) with respect to 50% of the founder shares, the earlier of six months after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and (2) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination or earlier if approved by the shareholders of the Company, and in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Up to 375,000 of the founder shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private placement warrants, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial shareholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased, (9) by the sponsor to certain anchor investors participating in this offering or (10) for the cancellation of up to 375,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 10 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their founder shares.

•	With certain limited exceptions, the private placement warrants (and the public shares issuable upon their exercise) will not be transferable, assignable or salable by the initial purchasers or their respective permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own ordinary shares and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•	Our sponsor, officers, or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended business combination. Such loans could be convertible into warrants, which would be identical to the private placement a warrants, including as to exercise price, exercisability and exercise period.

•	Mr. Katchur, our Chief Financial Officer, is currently serving as the Chief Financial Officer of Advanced Merger Partners, Inc., a special purpose acquisition corporation.

•

Jason Reiser, our director nominee, is party to an employment agreement with Dollar General, which contains confidentiality, non-competition, and non-solicitation provisions. Until 2023, Mr. Reiser generally will be restricted from engaging as an employee, consultant, advisor, director, agent, promoter or independent contractor in any business involving discount consumable basics or any other business in which Dollar General is engaged in the states in the United States in which Dollar General or its subsidiary maintains stores as of the date of Mr. Reiser’s termination of employment at Dollar General, or in any other state in the United States in which Dollar General or its subsidiary has specific and demonstrable plans to open stores within six (6) months the date of Mr. Reiser’s termination of employment at Dollar General. Mr. Reiser’s employment agreement expires in 2023.

In light of this employment agreement, we will not seek an initial business combination with any company operating in the businesses described above. This employment agreement could make us a less attractive buyer to certain targets. In addition, if our initial business combination does not cause Mr. Reiser to violate the non-competition agreements, no assurance can be given that the combined company would not in the future engage in competitive activities which would cause Mr. Reiser to be in breach of the employment agreement. If a court were to conclude that a violation of the employment agreement had occurred, it could extend the term of Mr. Reiser’s non-competition restrictions and/or enjoin Mr. Reiser from participating in our company, or enjoin us from engaging in aspects of the business which compete with Dollar General, as applicable. The court could also impose monetary damages against Mr. Reiser or us. This could materially harm our business and the trading prices of our securities.

Even if ultimately resolved in our favor, any litigation associated with Mr. Reiser’s non-competition agreement could be time consuming, costly and distract management’s focus from locating suitable acquisition candidates and operating our business.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual(1)	Entity	Entity’s Business	Affiliation/Title
Paul Norman	Hearthside Food Solutions	Contract Food Manufacturer	Director
	Jones Soda Company	Beverages	Director
	PureK Holdings Corp.	CBD Retail Products	Director
Jonah Raskas	GlaxoSmithKline plc	Pharmaceuticals	Brand Manager
	Brand Innovators	Marketing	Advisor
Mark Grundman	MJG Partners LLC	Investments	Founder and Managing Member
Victor Herrero	Bossini International Holdings Limited	Retail/Fashion	Director
	Coppel S.A. DE C.V.	Consumer Finance/Retail	Director
	Clarks	Retail/Fashion	Director
	G-III Apparel Group	Retail/Fashion	Director
	Global Fashion Group S.A.	E-Commerce/Fashion	Director
Stephen Katchur	Blue Ribbon CFOs	Business Consulting	President
	Advanced Merger Partners, Inc.	Special Purpose Acquisition Corporation	Chief Financial Officer
Deborah Weinswig	Coresight Research, Inc.	Research and Advisory Firm	Founder and Chief Executive Officer Director
	Guess?, Inc.	Retail/Fashion	Director
	Kiabi Europe SAS	Retail/Consumer Discretionary	Director
	Xcel Brands, Inc.	Media and Consumer Products	Director
M. Carl Johnson, III	Nautilus, Inc.	Fitness Solutions	Director
Deb Benovitz	WW International, Inc.	Weight-management solutions	Senior Vice President
Jason Reiser	Dollar General Corporation	Discount Retailer	Former Executive Vice President, Chief Merchandising Officer
Gary Tickle	Sustainable Beverage Technologies	Beverages	Global Chief Executive Officer

(1)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not currently believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination.

Furthermore, if Mr. Reiser becomes aware of a business combination opportunity that is subject to the non-competition agreement with Dollar General, Messrs. Reiser will honor their contractual obligations and not present such opportunity to us. See “Risk Factors — Our director nominee, Jason Reiser, is party to an agreement that will limit the types of companies that we can target for an initial business combination, among other restrictions, which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies.” We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination.

In addition, commencing on the date our securities are first listed on the Nasdaq, we will also reimburse our sponsor for office space, secretarial, and administrative services provided to us in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors, advisers, or any of their respective affiliates, although we do not intend to do so. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them (and their permitted transferees will agree) and any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our officers, directors and director nominees that beneficially own ordinary shares; and

•	all our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants held by our sponsor, as those warrants are not exercisable within 60 days of the date of this prospectus. The following table presents the number of shares and percentage of our ordinary shares owned by our sponsor, our officers, and our directors, before and after this offering. The post-offering numbers and percentages assume that (i) Chardan does not exercise its over-allotment option; (ii) our sponsor forfeits 375,000 founder shares so there are only 2,500,000 issued and outstanding founder shares; (iii) there are 12,550,000 ordinary shares issued and outstanding after this offering, consisting of: (a) 2,500,000 founder shares, (b) 50,000 representative shares and (c) 10,000,000 public shares sold in this offering; and (iv) none of the anchor investors purchase 100% of the units that may be allocated to them. For a detailed discussion of the arrangements with the anchor investors please see “ – Expressions of Interest” below.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Issued and Outstanding Ordinary Shares	Number of Shares Beneficially Owned(3)	Approximate Percentage of Issued and Outstanding Ordinary Shares
CHW Acquisition Sponsor LLC(4)	2,875,000	100.0%	2,500,000	20.0%
Deb Benovitz	—	—	—	—	—
Mark Grundman(4)	2,875,000	100.0%	2,500,000	20.0%
Victor Herrero	—	—	—	—
M. Carl Johnson, III	—	—	—	—
Stephen Katchur	—	—	—	—
Paul Norman	—	—	—	—
Jonah Raskas(4)	2,875,000	100.0%	2,500,000	20.0%
Jason Reiser	—	—	—	—
Gary Tickle	—	—	—	—
Deborah Weinswig	—	—	—	—
All officers, directors and director nominees as a group (8 individuals)	2,875,000	100.0%	2,500,000	20.0%

*		Less than one percent.

	(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 2 Manhattanville Road, Suite 403 Purchase, NY 10577.

	(2)	Interests shown consist solely of founder shares, of which up to 375,000 shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

	(3)	Interests shown consist of founders shares, described in the previous footnote.

	(4)	Our sponsor is the record holder of such shares. MJG Partners LLC, a New Jersey limited liability company (“MJG”), and SNR Products LLC, a New York limited liability company (“SNR”), are the managing members of our sponsor. Mr. Grundman is the manager of MJG. Mr. Raskas is the sole member of SNR. As such, each of Messrs. Grundman and Raskas has voting and investment discretion with respect to the founder shares held of record by our sponsor and may be deemed to have shared beneficial ownership of the founder shares held directly by our sponsor. Each of Messrs. Grundman and Raskas disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly.

Immediately after this offering, our initial shareholders will beneficially own approximately 20.0% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. Furthermore, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism as applicable with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

In addition, our sponsor has committed to purchase an aggregate of 4,000,000 (or up to 4,262,500, depending on the extent to which the underwriters’ over-allotment option is exercised) private placement warrants at a price of $1.00 per private placement warrant ($4,000,000 (or up to $4,262,500 depending on the extent to which the underwriters’ over-allotment option is exercised)) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one ordinary share at $11.50 per share, subject to adjustment as provided herein. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 15 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless.

The private placement warrants (and the ordinary shares issuable upon their exercise) are subject to the transfer restrictions described below. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants being sold in this offering.

Expressions of Interest

Up to 13 anchor investors have each expressed to us an interest in purchasing up to 990,000 units (or in the case of one of the anchor investors, up to 500,000 units) in this offering at the offering price of $10.00 per unit, and such allocations will be determined by the underwriters.

Pursuant to such units, the anchor investors have not been granted any shareholder or other rights in addition to those afforded to our other public shareholders. Further, the anchor investors are not required to (i) hold any units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have the same rights to the funds held in the trust account with respect to ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is also no guarantee that all 13 anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors are not required to vote any of their public shares in favor of our initial business combination or for or against any other matter presented for a shareholder vote.

Each anchor investor has entered into separate investment agreements with us and our sponsor pursuant to which each anchor investor agreed to purchase 60,000 founder shares (or 30,000 founder shares, as applicable) (up to 750,000 founder shares in the aggregate) from our sponsor at the closing of this offering, subject to such anchor investor’s acquisition of 100% of the units allocated to it by the underwriters in this offering. However, in the event that an anchor investor sells any of the units or ordinary shares purchased in this offering within 30 days following the closing of this offering, the number of founder shares transferred to such anchor investor would be reduced to 50,000 founder shares (or 25,000 founder shares, as applicable). Pursuant to the investment agreements, the anchor investors have agreed to (a) vote any founder shares held by them in favor of our initial business combination and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our sponsor and independent directors. Since our sponsor is transferring founder shares held by it to the anchor investors and we are not issuing any new ordinary shares, there will be no dilutive impact on the other investors in this offering.

Transfers of Founder Shares and Private Placement Warrants

The founder shares (other than the founder shares that may be transferred to the anchor investors), the private placement warrants, and any ordinary shares issued exercise of the private placement warrants are subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders. Those lock-up provisions provide that the founder shares will be placed in escrow with VStock Transfer, LLC, as escrow agent, until (A) with respect to 50% of the founder shares, the earlier of six months after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and (B) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination or earlier if approved by the shareholders of the Company, and in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private warrants, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial shareholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased, (9) by the sponsor to certain anchor investors participating in this offering or (10) for the cancellation of up to 375,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 10 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their founder shares.

Registration Rights

The holders of the founder shares, representative shares, private placement warrants (and the ordinary shares issuable upon their exercise), and warrants (and the ordinary shares issuable upon their exercise) that may be issued on conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register the offer and sale of such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register the resale of such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part, and it may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 18, 2021, our sponsor paid $25,000, or approximately $0.009 per share, to cover certain of our offering costs in exchange for 2,875,000 founder shares (up to 375,000 shares of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares was determined based on the expectation that such founder shares would represent 20% of the outstanding shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon completion of this offering. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon the consummation of this offering. Our sponsor does not intend to purchase any units in this offering.

In addition, our sponsor has committed, pursuant to written agreements, to purchase an aggregate of 4,000,000 private placement warrants (or up to 4,262,500, depending on the extent to which the underwriters’ over-allotment option is exercised) at a price of $1.00 per warrant ($4,000,000 (or up to $4,262,500, depending on the extent to which the underwriters’ over-allotment option is exercised)) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant is identical to the public warrants sold in this offering. Each warrant is exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $100,000,000 (or $115,000,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 15 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will be worthless. Our sponsor will be permitted to transfer the private placement warrants (and the ordinary shares issuable upon their exercise) it holds to certain permitted transferees, including its directors, officers and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. In addition, the private placement warrants (and the ordinary shares issuable upon their exercise) will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants being sold as part of the units in this offering.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have and will in the future have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers and directors, or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of June 30, 2021, we had borrowed $132,297 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021, or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount issued and outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We will enter into a registration rights agreement with respect to the founder shares, representative shares, private placement warrants (and the ordinary shares issuable upon their exercise), and warrants (and the ordinary shares issuable upon their exercise) issued upon conversion of working capital loans (if any), which is described under the heading “Principal Shareholders — Registration Rights.”

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of our Code of Ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm that is a member of FINRA, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers, directors, advisers, or our or their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, officers, directors, advisers, or our or their respective affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Repayment of up to an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	Reimbursement for office space, secretarial and administrative services provided to us by our sponsor, in the amount of $10,000 per month;

•

Payment of customary consulting, success or finder’s fees in the event such party or parties provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination. The amount of any such fee we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to compliance with applicable law and the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We would disclose any such fee in the proxy or tender offer materials used in connection with a proposed business combination;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•	Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants.

Our audit committee will review, on a quarterly basis, all payments that were made by us to our sponsor, officers, directors, advisers, or our or any of their respective affiliates.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company (company number 370285) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue 110,000,000 ordinary shares, $0.0001 par value each, and 1,000,000 undesignated preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one ordinary share and one redeemable warrant. Each warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per whole share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares.

The public shares and warrants comprising the units will begin separate trading on the 90th day following the closing of this offering unless Chardan informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the public shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into public shares and warrants.

In no event will the public shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

Upon the closing of this offering 12,550,000 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 375,000 founder shares by our sponsor), including:

•	10,000,000 public shares underlying the units being offered in this offering;

•	2,500,000 founder shares held by our initial shareholders; and

•	50,000 ordinary shares held by Chardan and its designees.

If we increase or decrease the size of this offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders prior to this offering at 20% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon the consummation of this offering.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders (including the appointment of directors). Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are elected for a term of three years. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 110,000,000 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings in order to appoint directors. We may not hold an annual general meeting prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to Chardan. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. Chardan will have the same redemption rights as public shareholders with respect to any public shares it may hold, if any. The holders of the representative shares will not participate in any redemption distribution from our trust account with respect to such shares.

Unlike some blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like some blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of the holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting of the company. However, the participation of our sponsor, directors, officers, or any of their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. Our sponsor, officers and directors have agreed to vote their respective founder shares and any public shares held by them in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. Chardan has not committed to vote any shares held by it in favor of our initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days’ (but not less than 5 clear days’ nor more than 60 days’) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders and the anchor investors, may make it more likely that we will consummate our initial business combination.

Chardan will have the same redemption rights as a public shareholder with respect to any public shares it acquires. Chardan has informed us that it has no current commitments, plans, or intentions to acquire any public shares for its own account; however, if Chardan does acquire public shares, it will do so in the ordinary course of its business or in the types of transactions described in the first paragraph under “Proposed Business – Effecting our Initial Business Combination – Permitted Purchases of our Securities.” Chardan will not make any such purchases when it is in possession of any material non-public information not disclosed to the seller, during a restricted period under Regulation M under the Exchange Act, in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act, or if prohibited by applicable state securities laws or broker-dealer registrations.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and public shares held by them in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in addition to the founder shares held by our sponsor, officers and directors, we would need only 3,725,001, or approximately 37.3%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted) in order to have our initial business combination approved (in each case, assuming the over-allotment is not exercised). The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. Chardan has not committed to vote any shares held by it in favor of our initial business combination.

Additionally, public shareholders may elect to redeem their respective public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 15 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering. The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. Chardan has agreed to waive its rights to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 15 months from the closing of this offering and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. However, if our sponsor, our directors, our directors, our advisers, the anchor investors, Chardan, or any of their respective affiliates acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as ordinary shares and are identical to the public shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (i) the founder shares are subject to certain transfer restrictions, as described in more detail below; (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 15 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period; (iii) the anchor investors will not be entitled to (A) redemption rights with respect to any founder shares held by them in connection with the completion of our business combination, (B) redemption rights with respect to any founder shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering or (C) rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 15 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period; and (iv) the founder shares are entitled to registration rights. If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in addition to the founder shares held by our sponsor, officers and directors, we would need only 3,725,001, or approximately 37.3%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised).

All of the founder shares issued and outstanding prior to the date of this prospectus will be placed in escrow with VStock Transfer, LLC, as escrow agent, until (1) with respect to 50% of the founder shares, the earlier of six months after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and (2) with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination or earlier if approved by the shareholders of the Company, and in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Up to 375,000 of the founder shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private placement warrants, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial shareolders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased, (9) by the sponsor to certain anchor investors participating in this offering or (10) for the cancellation of up to 375,000 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clause 10 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their founder shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•	the names and addresses of the members of the company, a statement of the shares held by each member, which:

o	distinguishes each share by its number (so long as the share has a number),

o	confirms the amount paid, or agreed to be considered as paid, on the shares of each member,

o	confirms the number and category of shares held by each member, and

o	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association will authorize 1,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Redeemable Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or upon the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the public share underlying such unit.

We are not registering the ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Notwithstanding the above, if our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the public shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York in the Borough of Manhattan or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Redemption of Warrants

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and

if, and only if, the reported last reported sale price of the public shares equal or exceed $16.50 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the public shares may fall below the $16.50 redemption trigger price (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are issued and outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the public shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of issued and outstanding public shares is increased by a capitalization or share dividend payable in public shares, or by a subdivision of public shares or other similar event, then, on the effective date of such capitalization, share dividend, subdivision or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding public shares. A rights offering made to all or substantially all holders of public shares entitling holders to purchase public shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for public shares, in determining the price payable for public shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of public shares as reported during the 10-day trading period ending on the trading day prior to the first date on which the public shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are issued and outstanding and unexpired, pay to all or substantially all of the holders of public shares a dividend or make a distribution in cash, securities or other assets to the holders of public shares on account of such public shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the public shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and excluding cash dividends or cash distributions that resulted in an adjustment to the warrant price or to the number of public shares issuable on exercise of each warrant) does not exceed $0.50 (being 5% of the offering price of the units in the offering) (c) to satisfy the redemption rights of the holders of public shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of public shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering, or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each public share in respect of such event.

If the number of issued and outstanding public shares is decreased by a consolidation, combination, reverse share subdivision, or reclassification of public shares or other similar event, then, on the effective date of such consolidation, combination, reverse share subdivision reclassification, or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding public shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding public shares (other than those described above or that solely affects the par value of such public shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding public shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock, or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of public shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of public shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.50 per public share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrants may be exercised only for a whole number of ordinary shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Private Placement Warrants

In connection with the private placement, purchasers of private placement warrants will receive one private placement warrant to purchase one ordinary share per warrant. The private placement warrants (including the ordinary shares issuable upon their exercise) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the sponsor). Our sponsor, or its permitted transferees, has certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may loan us funds as may be required, although they are under no obligation to advance funds or invest in us. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of this offering, in which case we will effect a share capitalization with respect to our founder shares or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders prior to this offering at 20% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering) upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is VStock Transfer, LLC. We have agreed to indemnify VStock Transfer, LLC, in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares that attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains issued and outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-Out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who will beneficially own 20.0% of our ordinary shares upon the closing of this offering (assuming they do not purchase units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•	if we are unable to complete our initial business combination within 15 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•	prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, officers or directors, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•	if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•	so long as we obtain and maintain a listing for our securities on the Nasdaq, Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of our signing a definitive agreement in connection with our initial business combination;

•	if our shareholders approve an amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares; and

•	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan, which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Certain Anti-Takeover Provisions of Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority, or the FRA of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection Act

The Cayman Islands Government enacted the Data Protection Act (As Revised) of the Cayman Islands, or the DPA, on 18 May 2017. The DPA came into force on 30 September 2019. The DPA introduces legal requirements for the Company based on internationally accepted principles of data privacy.

Prospective investors should note that, by virtue of making investments in the Company’s securities and the associated interactions with the Company and its affiliates and/or the Company’s third party service providers, or by virtue of providing the Company with personal data on individuals connected with the investor (including but not limited to directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) such individuals will be providing the Company and its affiliates and/or third party service providers with certain personal data within the meaning of the DPA.

The Company shall act as a data controller in respect of this personal data and its affiliates and/or third party service providers, will normally act as data processors. Where those affiliates or third party service providers make their own decisions regarding the processing of personal data they hold, in certain circumstances they may also be data controllers in their own right under the DPA.

By investing in our securities, a holder of securities, or a holder, shall be deemed to have read in detail and understood the Privacy Notice set out below. This Notice provides an outline of the holder’s data protection rights and obligations as they relate to their investment.

Oversight and enforcement of the DPA is the responsibility of the Cayman Islands’ Ombudsman. Breach of the DPA by the Company could lead to enforcement action by the Ombudsman, including the imposition of remediation orders, financial penalties or referral for criminal prosecution. The Ombudsman’s address is set out at the end of the Notice.

Privacy Notice

Introduction

The purpose of this Notice is to provide holders with information on the Company’s use of their personal data in accordance with the DPA.

For the purposes of this Notice, “Company” refers to the Company, a third party service provider of the Company and its and their affiliates and/or delegates, except where the context requires otherwise.

If a holder is a natural person, this Notice will apply to such holder directly. If a holder is a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides the Company with personal data on individuals connected to such holder for any reason in relation to such holder’s investment with the Company, this Notice will be relevant for those individuals and such holder should transmit the content of this Notice to such individuals or otherwise advise them of its content.

What Personal Data May be Collected

To make an investment in the Company and in connection with a holder’s associated interactions with the Company (including any subscription (whether past, present of future), including the recording of electronic communications or phone calls where applicable) the holder will provide the Company with certain personal data within the meaning of the DPA, or the Investor Data.

Investor Data includes, without limitation, the following information relating to a holder:

•	Name;

•	residential address;

•	email address;

•	contact details;

•	corporate contact information;

•	signature, nationality;

•	place of birth;

•	date of birth;

•	tax identification;

•	credit history;

•	correspondence records;

•	passport number;

•	bank account details; and

•	source of funds details and details relating to the holder’s investment activity.

The holder may also provide the Company with personal data relating to individuals connected with the holder as an investor (for example directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents).

The Company may also obtain Investor Data from other public sources.

Investor Data the Company May Generate

•	information to identify and authenticate the holder;

•	investigations data, sanctions and anti-money laundering checks, content and metadata related to relevant exchanges of information between the Company and the holder;

•	records of correspondence and other communications between the Company and holder; and

•	records of any interactions between the Company and holder including the recording of electronic communications or phone calls where applicable.

How the Company May Use Investor Data

The Company is committed to processing Investor Data in accordance with the DPA. In its use of Investor Data, the Company will be characterized under the DPA as a “data controller,” while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

The Company, as the data controller, may collect, store and use Investor Data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of the Company’s rights and obligations under any subscription agreements or purchase agreements;

(ii)	where this is necessary for compliance with a legal and regulatory obligation to which the Company is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of the Company’s legitimate business interests and such interests are not overridden by the holder’s interests, fundamental rights or freedoms.

Additionally, the Company or its agents or service providers on its behalf may use Investor Data, for example, to provide services to the Company or to discharge the legal or regulatory requirements that apply directly to it or in respect of a third party service provider upon which the Company relies, but such use of Investor Data by a service provider will always be compatible with at least one of the aforementioned purposes.

Should the Company wish to use Investor Data for other specific purposes (including, if applicable, any purpose that requires a holder’s consent), the Company will contact the applicable holders.

Why the Company May Transfer Investor Data

In certain circumstances the Company and/or its authorized affiliates or third party service providers may be legally obliged to share Investor Data and other information with respect to a holder’s interest in the Company with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

The Company anticipates disclosing Investor Data to third party service providers who provide services to the Company and their respective affiliates (which may include certain entities located outside the Cayman Islands), who will process a holder’s personal data on the Company’s behalf. Therefore, Investor Data may be transferred to countries outside Cayman which may have data protection laws and regulations that differ from the DPA.

The Company will only transfer Investor Data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the Investor Data and against the accidental loss, destruction or damage to the Investor Data.

Protection and Storage of Investor Data

Any transfer of Investor Data by the Company or its duly authorized affiliates and/or third party service providers outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

The Company and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of Investor Data, and against accidental loss or destruction of, or damage to, Investor Data.

The Company shall notify a holder of any Investor Data breach that is reasonably likely to result in a risk to the interests, fundamental rights or freedoms of a holder or those data subjects to whom the relevant Investor Data relates.

A holder’s personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

Data Subject Rights

Subject to local law, data subjects may have certain rights regarding Investor Data that the Company has collected. These rights include: (a) the right to be informed as to how the Company collects and uses the Investor Data (and this privacy notice fulfils the Company’s obligation in this respect); (b) the right to obtain a copy of the data subject’s Investor Data; (c) the right to require the Company to stop direct marketing; (d) the right to have inaccurate or incomplete Investor Data corrected; (e) the right to withdraw consent and require the Company to stop processing or restrict the processing, or not begin the processing of the data subject’s Investor Data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which the Company, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

The data subject’s ability to exercise these rights will depend on a number of factors and in some instances, the Company will not be able to comply with the request, for example because it has legitimate grounds for not doing so or where the right doesn’t apply to the particular Investor Data held.

How to Contact Us

If a data subject would like to contact the Company regarding this Notice it should send an email to ags-ky-data-protection@global-ags.com. In each case, the data subject should include as the subject or heading line “Privacy Notice”.

Complaints

Data subjects may have the right to complain to the data protection authority/regulator, as applicable, in the holder’s jurisdiction.

If a data subject considers that its personal data has not been handled correctly, or it is not satisfied with the Company's responses to any requests it has made regarding the use of its personal data, it has the right to complain to the Cayman Islands' Ombudsman. The Office of the Ombudsman in the Cayman Islands can be contacted at:

Address: 3rd Floor, Anderson Square, 64 Shedden Road, George Town, Grand Cayman

By mail to: PO Box 2252, Grand Cayman KY1-1107, CAYMAN ISLANDS

Email: info@ombudsman.ky

Telephone: +1 345 946 6283

The holder may also have the right to make a complaint to a regulator based in another jurisdiction.

Securities Eligible for Future Sale

Immediately after this offering we will have 12,550,000 (14,432,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares issued and outstanding. Of these shares, the 10,000,000 ordinary shares (or 11,500,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 promulgated under the Securities Act, or Rule 144. All of the remaining 50,000 (or up to 57,500, depending on the extent to which the underwriters’ over-allotment option is exercised) representative shares, 2,500,000 (or 2,875,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 4,000,000 (or up to 4,262,500 depending on the extent to which the underwriters’ over-allotment option is exercised) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then issued and outstanding, which will equal 125,500 shares immediately after this offering (or 144,325 if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private placement warrants (including the ordinary shares issuable upon their exercise), as applicable pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the representative shares, founder shares, private placement warrants (and the ordinary shares issuable upon their exercise), and warrants (and the ordinary shares issuable upon their exercise) that may be issued on conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register the resale of such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. Notwithstanding the foregoing, Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, public shares and warrants on the Nasdaq under the symbols “CHWAU,” “CHWA” and “CHWAW” on or promptly after the effective date of the registration statement. Following the date the public shares and warrants are eligible to trade separately, we anticipate that the public shares and warrants will be listed separately and as a unit on the Nasdaq. We cannot guarantee that our securities will be approved for listing on the Nasdaq.

INCOME TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except that an instrument of transfer in respect of our securities is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of Tax Concessions Act (As Revised) the Financial Secretary undertakes with CHW Acquisition Corporation, or the Company.

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1.	On or in respect of the shares, debentures or other obligations of the Company;

OR

2.2.	by way of the withholding in whole or part, of any relevant payment as defined in The Tax Concessions Act (As Revised).

These concessions shall be for a period of twenty years from the date hereof.

United States Federal Income Taxation

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one warrant, exercisable for one ordinary share) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder within a short period after the date of this prospectus, the beneficial owner of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary shares and warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to beneficial owners of ordinary shares and warrants should also apply to beneficial owners of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion assumes that the ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of our securities by a prospective investor in light of its particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our shares by vote or value;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address the potential application of the alternative minimum tax, the Medicare contribution tax, any aspect of U.S. federal non-income tax laws, such as gift or estate or tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares or warrants who or that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes. The U.S. federal income tax consequences specifically applicable to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.” A “Non-U.S. Holder” generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY. IT IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of an investment unit consisting of one ordinary share and one warrant, one of which is exercisable to acquire one ordinary share. We intend to treat the acquisition of a unit in this manner, and by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share and the one warrant that comprise the unit based on their respective relative fair market values at the time of issuance. Each holder must make its own determination of such value based on all the facts and circumstances. A holder’s initial tax basis in the ordinary share and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and the warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and the warrant based on their respective relative fair market values at the time of disposition. The separation of the ordinary share and the warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the tax consequences of and the risks associated with an investment in a unit (including alternative characterizations of a unit and allocation of the purchase price among the ordinary share and the warrant that comprise a unit). The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Taxation on the Disposition of Ordinary Shares and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property to the holders of our ordinary shares. Such constructive distribution would be subject to tax, as described under “—Taxation of Distributions” above, as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Taxation on the Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss upon a sale or other taxable disposition of our ordinary shares or warrants which, in general, would include a redemption of ordinary shares or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or warrants based upon the then fair market values of the ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “— Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to a warrant.

Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. The deductibility of capital losses is subject to certain limitations depending on each U.S. Holder’s particular facts and circumstances.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (each of which is referred to as a “redemption” for the remainder of this discussion), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “—Taxation on the Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences as described under “— Taxation of Distributions” above. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination, our ordinary shares may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such U.S. Holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such U.S. Holder’s remaining shares, or if it has none, to the U.S. Holder’s adjusted basis in its warrants or possibly in other shares constructively owned by it. A U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and U.S. Holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired by a U.S. Holder pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s initial tax basis in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”), increased by the amount paid to exercise the warrant.

It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised (i.e., the fair market value of the shares received). Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares received in respect of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the warrants.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Taxation on the Disposition of Ordinary Shares and Warrants.” The tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Warrants— Redemption of Warrants” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for ordinary shares or as an exercise of the warrant. If the cashless exercise of a warrant for ordinary shares is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the ordinary shares received should equal the U.S. Holder’s basis in the warrant and the holding period of the ordinary shares would include the holding period of the warrant. If the cashless exercise of a warrant is treated as such, the tax consequences generally should be similar to those described in the previous paragraphs. In the case of an exercise of a warrant for cash, the tax treatment generally should be as described above in the first paragraph under the heading “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.

Passive Foreign Investment Company Rules

In general, a foreign (i.e., non-U.S.) corporation for U.S. federal income tax purposes will be classified as a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and, possibly, after the close of our two subsequent taxable years. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, therefore, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election, each as described below, for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants (which may include gain realized by reason of transfer of ordinary shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes); and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares (but not our warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants) for the pre-QEF election period, unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, a U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares acquired upon the exercise of the warrants.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will timely supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Furthermore, there is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held our ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect of such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as “marketable stock,” the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If a U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its ordinary shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in such shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or mark-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares or warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares or warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets,” which may include an interest in us, on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants (including a redemption or cashless exercise of warrants to the extent such disposition may otherwise be treated as a sale of such securities, as described above under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant”) unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant or the lapse of a warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant ” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares and warrants.

Backup Withholding and Information Reporting

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a beneficial owner’s U.S. federal income tax liability and a beneficial owner generally may obtain a refund of any excess amounts withheld, provided that the requisite information is timely furnished to the IRS. U.S. and Non-U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We have agreed to sell to the underwriters named below, for whom Chardan is acting as representative, the following respective numbers of units:

Underwriter	Number of Units
Chardan Capital Markets, LLC
B. Riley Securities, Inc.
Total	10,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below.

We have granted to the underwriters a 45-day option to purchase, on a pro rata basis, up to 1,500,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The following table summarizes the compensation and estimated expenses we will pay.

	Per Unit(1)		Total(1)
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$0.525	$0.525	$5,250,000	$6,037,500

(1)	Includes $0.35 per unit, or $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to Chardan for deferred underwriting commissions that will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to Chardan only upon completion of an initial business combination, as described in this prospectus. Does not include certain other fees and expenses payable to the underwriters in connection with this offering.

We estimate that our out-of-pocket expenses for this offering will be approximately $650,000.

In addition to the underwriting discounts and commissions, we paid Chardan $35,000, upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. We have agreed to reimburse the underwriters, up to an aggregate amount of $150,000, for such expenses. In addition, we have agreed to pay for the FINRA filing fees relating to this offering.

We will issue to Chardan and its designees the 50,000 (or up to 57,500 if the underwriters’ over-allotment option is exercised in full) representative shares upon the closing of this offering. The holders of the representative shares will agree not to transfer, assign or sell any such shares without our prior consent until 30 days after the completion of our initial business combination. In addition, the holders of the representative shares will agree (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 15 months from the closing of this offering.

The representative shares are deemed compensation by FINRA and therefore may be subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual, except as provided in FINRA Rule 5110(e)(2). Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

We have granted Chardan certain registration rights relating to these securities. See “Certain Relationships and Related Party Transactions.”

The representative has informed us that the underwriters do not intend to make sales to discretionary accounts.

We, our sponsor, officers and directors, have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of Chardan for a period of 180 days after the date of this prospectus, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and the ordinary shares issuable upon exercise of the warrants and the founder shares, and (4) issue securities in connection with our initial business combination. Chardan, in its discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

We have granted Chardan a right of first refusal with respect to future public or private equity or debt offerings of our company, any subsidiary of our company, or any successor to our company, during the 15 months from the closing of our initial business combination. Such right of first refusal provides that Chardan shall have the right to manage such offering and receive at least 25% of the economics for such offering. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We expect our units to be listed on the Nasdaq, under the symbol “CHWAU” and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the Nasdaq under the symbols “CHWA” and “CHWAW,” respectively.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

If we do not complete our initial business combination within 15 months from the closing of this offering, the trustee and the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable) to the public shareholders.

The underwriters, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our securities in the open market or from market participants. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the market as compared to the price at which they may purchase units through the over-allotment option.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of securities on behalf of the underwriters for the purpose of fixing or maintaining the price of the securities. A syndicate covering transaction is the bid for or the purchase of securities on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the securities originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the Nasdaq in the over-the-counter market or otherwise.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Some of the underwriters and their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make Internet distributions on the same basis as other allocations.

The units are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

We do not currently intend to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA. However, in the event that we acquire a FINRA member or an entity affiliated with a FINRA member in the future, we have confirmed for the underwriters that FINRA Rule 5121 would apply.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, such date, the Relevant Implementation Date, it has not made and will not make an offer of units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time,

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(d)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State;

Notice to Investors in the United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom;

Notice to Residents of Japan

The underwriters will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

Notice to Residents of Hong Kong

The underwriters and each of their affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice;

Notice to Residents of Singapore

This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore, or the Securities and Futures Act. Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act;

Notice to Residents of Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise than in accordance with the Act and all other applicable legal and regulatory requirements;

Notice to Residents of France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998; and

Notice to Residents of the Netherlands

Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided, that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.

Notice to Prospective Investors in the Cayman Islands

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Notice to Canadian Residents

Resale Restrictions

The distribution of units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Chardan is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our officers and directors as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Reed Smith LLP is acting as counsel in connection with the registration of the offer and sale of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Proskauer Rose LLP is acting as counsel to the underwriters.

EXPERTS

The financial statements of CHW Acquisition Corporation as of January 18, 2021, and for the period from January 12, 2021, (inception) through January 18, 2021, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of CHW Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Directors of
CHW Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CHW Acquisition Corporation (the “Company”) as of January 18, 2021, and the related statements of operations, changes in shareholder's equity and cash flows for the period from January 12, 2021 (inception) through January 18, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 18, 2021, and the results of its operations and its cash flows for the period from January 12, 2021 (inception) through January 18, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph—Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company's ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of January 18, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY
February 9, 2021, except for the 2nd paragraph in Note 8 which is dated March 17, 2021

CHW Acquisition Corporation

BALANCE SHEETS

	June 30, 2021	January 18, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$20,110	$-

Total current assets	20,110	-

NON-CURRENT ASSETS
Deferred offering costs	$180,677	$50,000

Total non-current assets	180,677	50,000

TOTAL ASSETS	$200,787	$50,000

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,145	$-
Accrued offering costs	55,218	-
Promissory note - related party	132,297	30,000

Total current liabilities	191,660	30,000

Total liabilities	191,660	30,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Ordinary shares; $0.0001 par value; 110,000,000 shares authorized; 2,875,000 issued and outstanding (1)	288	288
Additional paid-in capital	24,712	24,712
Accumulated deficit	(15,873)	(5,000)

Total shareholder's equity	9,127	20,000

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$200,787	$50,000

(1)	This number includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements

CHW Acquisition Corporation

STATEMENTS OF OPERATIONS

	For the period January 12, 2021	For the period January 12, 2021
	(inception) through June 30, 2021	(inception) through January 18, 2021
	(Unaudited)
EXPENSES
General and administrative expenses	$15,873	$5,000

Total expenses	15,873	5,000

NET LOSS	$(15,873)	$(5,000)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED (1)	2,500,000	2,500,000

BASIC AND DILUTED NET LOSS PER SHARE	$(0.01)	$(0.01)

(1)	This number excludes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the overallotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements

CHW Acquisition Corporation

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

	Ordinary Shares		Additional	Accumulated	Shareholder's
	Shares	Amount	paid-in capital	deficit	equity
Balance, January 12, 2021 (inception)	-	$-	$-	$-	$-

Issuance of ordinary shares to Sponsor (1)	2,875,000	288	24,712	-	25,000

Net loss	-	-	-	(5,000)	(5,000)

Balance, January 18, 2021	2,875,000	288	24,712	(5,000)	20,000

Net loss	-	-	-	(10.873)	(10,873)

Balance, June 30, 2021 (unaudited)	2,875,000	$288	$24,712	$(15,873)	$9,127

(1)	This number includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the overallotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements

CHW Acquisition Corporation

STATEMENTS OF CASH FLOWS

	For the period January 12, 2021	For the period January 12, 2021
	(inception) through June 30, 2021	(inception) through January 18, 2021
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,873)	$(5,000)
Changes in operating assets and liabilities:
Accounts payable	4,145	-

Net cash flows used in operating activities	(11,728)	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of offering costs	(35,162)	(25,000)
Proceeds from sponsor note	67,000	30,000

Net cash flows provided by financing activities	31,838	5,000

NET CHANGE IN CASH	20,110	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$20,110	$-

Supplemental disclosure of noncash activities:
Deferred offering costs paid directly by related party note	$40,297
Deferred offering costs included in accrued offering costs	$55,218	$-
Payment of deferred offering costs by the Sponsor in exchange for the issuance Ordinary Shares	$25,000	$25,000

The accompanying notes are an integral part of these financial statements

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

CHW Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 12, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses ("Business Combination").

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from January 12, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 10,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 Units if the underwriters’ overallotment option is exercised in full), which is discussed in Note 3, and the sale of 4,000,000 warrants (or 4,262,500 warrants if the underwriters’ overallotment option is exercised in full) (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, in a private placement to CHW Acquisition Sponsor LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-business combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Financial accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. The anchor investors have agreed to vote any Founder Shares held by them in favor of our initial business combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 15 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit $10.00.

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The anchor investors will not be entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a shareholder vote to amend the Amended and Restated Certificate of Incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

Subject to each anchor investor purchasing 100% of the units allocated to it, in connection with the closing of this offering our sponsor will sell 60,000 founder shares (or 30,000 founder shares, as applicable) to each anchor investor (up to 750,000 founder shares in the aggregate) at their original purchase price of approximately $0.009; provided, however, that in the event that an anchor investor sells any of the units or ordinary shares purchased in this offering within 30 days following the closing of this offering, the number of founder shares transferred to such anchor investor would be reduced to 50,000 founder shares (or 25,000 founder shares, as applicable).

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

At June 30, 2021, the Company had $20,110 in cash and a working capital deficit of $171,550. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying unaudited financial statements as of June 30, 2021 and for the period from January 12, 2021 (inception) through June 30, 2021 have been prepared in accordance with U.S. GAAP for interim financial information and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from January 11, 2021 (inception) through June 30, 2021 are not necessarily indicative of the results that may be expected for the period ending December 31, 2021, or any future period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and January 18, 2021.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and January 18, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company's tax provision was zero for the period presented.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 375,000 ordinary shares that are subject to forfeiture if the overallotment option is not exercised by the underwriters (see Note 5). At June 30, 2021 and January 18, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Up to 13 qualified institutional buyers or institutional accredited investors which are not affiliated with us, our sponsor, our directors or any member of our management (the “anchor investors”) have each expressed to the Company an interest in purchasing up to 990,000 Units (or in the case of one of the anchor investors, up to $500,000 Units) in the Proposed Public Offering at the offering price of $10.00 per Unit, and such allocations will be determined by the underwriters. There can be no assurance that the anchor investors will acquire any Units in the Proposed Public Offering, or as to the amount of such Units the anchor investors will retain, if any, prior to or upon the consummation of the initial Business Combination.

NOTE 4—PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 4,000,000 Private Placement Warrants (or 4,262,500 warrants if the underwriters’ overallotment option is exercised in full) at a price of $1.00 per private Placement Warrant, for an aggregate purchase price of $4,000,000 (or $4,262,500 if the underwriters’ overallotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one ordinary share at a price of $11.50 per share. The proceeds from the Private Placement Warrants will be added to the net proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5—RELATED PARTY TRANSACTIONS

Founder Shares

On January 18, 2021, the Sponsor paid $25,000 to cover certain of the Company’s offering costs in exchange for 2,875,000 ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 375,000 ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ overallotment is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

All of the Founder Shares issued and outstanding prior to the date of the Proposed Public Offering will be placed in escrow until (1) with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, and (2) with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares for cash, securities or other property. Up to 375,000 of the Founder Shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above.

Subject to each anchor investor purchasing 100% of the Units allocated to it, in connection with the closing of the Proposed Public Offering the Sponsor will sell 60,000 Founder Shares (or 30,000 Founder Shares, as applicable) to each anchor investor (up to 750,000 founder shares in the aggregate) at their original purchase price; provided, however, that in the event that an anchor investor sells any of Units or Ordinary Shares purchased in the Proposed Public Offering within 30 days following the closing of the Proposed Public Offering, the number of Founder Shares transferred to such anchor investor would be reduced to 50,000 Founder Shares (or 25,000 Founder Shares, as applicable). The Company will account for the fair value in excess of consideration paid with respect to the number of Founder Shares sold to the anchor investors as an offering cost that will be reflected as an increase to additional paid in capital offset by a reduction of the offering proceeds upon completion of the Proposed Public Offering.

Administrative Services Agreement

The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the Company's consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, secretarial and administrative services.

Promissory Note—Related Party

On January 18, 2021, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (i) the consummation of the Proposed Public Offering. As of June 30, 2021 and January 18, 2021, there was $132,297 and $30,000 outstanding under the Promissory Note, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6—COMMITMENTS

Registration Rights Agreement

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will have registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register the offer and sale of such securities for resale (in the case of the Founder Shares, only after conversion to ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register the resale of such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the Proposed Public Offering, and it may not exercise its demand rights on more than one occasion. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 1,500,000 additional Units to cover overallotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.175 per Unit, or $1,750,000 in the aggregate (or $2,012,500 in the aggregate if the underwriters’ overallotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ overallotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Expression of Interest

The Sponsor plans on entering into an agreement with a strategic investor (referred to as “anchor investor”) for the purchase of a certain number of Founder Shares at the same price our sponsor paid and has expressed an interest to purchase a number of units in the Proposed Public Offering and will provide that the underwriters to sell to our anchor investor such number of public units. Further, it is likely that the Company’s agreement with the anchor investor will entail that if the anchor investor does not own a set minimum of public shares at the time of any shareholders vote with respect to an initial Business Combination or the business day immediately prior to the completion of our initial Business Combination, it will transfer to the Sponsor all or a portion of the Founder Shares it purchased prior to this offering on a pro rata basis. In such a case, the Sponsor (or its designee), will repurchase all of the Private Placement Warrants held by our anchor investor at its original purchase price. The Company can make no assurance that the anchor investor will acquire any public units in the Proposed Public Offering or what amount of equity our anchor investor will retain, if any, upon the completion of the Company’s Business Combination. As a result of the Founder Shares and Private Placement Warrants that the anchor investor may hold, it may have different interests with respect to a vote on an initial Business Combination than other public shareholders.

Representative Shares

The Company intends to issue to the underwriter and/or its designees 50,000 ordinary shares (the “Representative Shares”) upon the closing of this offering. The Company will account for the Representative Shares as an expense of the Proposed Public Offering, resulting in a charge directly to stockholder’s equity. The Company will account for the fair value of the Representative Shares upon the closing of the Proposed Public Offering. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares are deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Public Offering.

NOTE 7 — SHAREHOLDER’S EQUITY

Preference Shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021 and January 18, 2021, there were no preference shares issued or outstanding.

On February 16, 2021, the Company filed an Amended and Restated Memorandum and Articles of Association, which authorizes the Company to issue 110,000,000 ordinary shares, with a par value of $0.0001 per share (see Note 8). Pursuant to the Amended and Restated Memorandum and Articles of Association, the Founder Shares were reclassified and changed into ordinary shares. All share amounts have been retroactively restated to reflect the amendment.

Ordinary Shares—The Company is authorized to issue 110,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. As of June 30, 2021 and January 18, 2021, there were 2,875,000 ordinary shares outstanding. Of the 2,875,000 ordinary shares, an aggregate of up to 375,000 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

CHW ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Warrants— Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the warrants:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and
•	if, and only if, the reported last sale price of the Public Shares equals or exceeds $16.50 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.50 per Public Share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

NOTE 8—SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 9, 2021, the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 16, 2021, the Company filed an Amended and Restated Memorandum and Articles of Association, which authorizes the Company to issue 110,000,000 ordinary shares, with a par value of $0.0001 per share (see Note 7). Pursuant to the Amended and Restated Memorandum and Articles of Association, the Founder Shares were reclassified and changed into ordinary shares. All share amounts have been retroactively restated to reflect the amendment.

$100,000,000

10,000,000 Units

CHW Acquisition Corporation

Preliminary prospectus

, 2021

Chardan

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$225,000
Accounting fees and expenses	30,000
SEC/FINRA Expenses	30,445
Travel and road show	10,000
Nasdaq listing and filing fees (excluding deferred fees)	5,000
Printing and engraving expenses	35,000
Miscellaneous	314,555
Total offering expenses (excluding underwriting commissions)	$650,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default, or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers. We will enter into indemnity agreements with each of our directors and officers, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement to be filed as an exhibit to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On January 18, 2021, our sponsor paid $25,000, or approximately $0.009 per share, to cover certain of our offering costs in exchange for 2,875,000 founder shares. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the issued and outstanding ordinary shares upon completion of this offering. Such securities were issued in connection with our incorporation pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

In addition, upon the closing of this offering, we will issue to Chardan and its designees the 50,000 (or up to 57,500 if the underwriters’ over-allotment option is exercised in full) representative shares for nominal consideration. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, our sponsor has committed to purchase an aggregate of 4,000,000 (or up to 4,262,500, depending on the extent to which the underwriters’ over-allotment option is exercised) private placement warrants at a price of $1.00 per warrant ($4,000,000 (or up to $4,262,500, depending on the extent to which the offering underwriters’ over-allotment option is exercised)) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant is exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. The terms of the private placement warrants are identical to those of the public warrants, except as described in “Description of Securities – Redeemable Warrants – Private Placement Warrants.” This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between VStock Transfer, LLC, and the Registrant.*
5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Registrant.*
5.2	Opinion of Reed Smith LLP, counsel to the Registrant.*
10.1	Promissory Note, dated as of January 18, 2020, issued to CHW Acquisition Sponsor LLC.*
10.2	Form of Letter Agreement among the Registrant, its officers and directors and CHW Acquisition Sponsor LLC.*
10.3	Form of Investment Management Trust Agreement between Wilmington Trust, National Association and the Registrant.*
10.4	Form of Escrow Agreement between VStock Transfer, LLC, and the Registrant.*
10.5	Form of Registration Rights Agreement between the Registrant and certain security holders.*
10.6	Securities Subscription Agreement, dated January 18, 2021, between the Registrant and CHW Acquisition Sponsor LLC.*
10.7	Form of Private Placement Warrant Purchase Agreement between the Registrant and CHW Acquisition Sponsor LLC.*
10.8	Form of Indemnity Agreement.*
10.9	Form of Administrative Services Agreement.*
10.10	Form of Investment Agreement.*
14	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.1).*
23.3	Consent of Reed Smith LLP (included on Exhibit 5.2).*
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Consent of Deb Benovitz.*
99.4	Consent of Victor Herrero.*
99.5	Consent of M. Carl Johnson, III.*
99.6	Consent of Jason Reiser.*
99.7	Consent of Gary Tickle.*
99.8	Consent of Deborah Weinswig.*

* Previously filed.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in this Registration Statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 23rd day of August, 2021.

CHW Acquisition Corporation

By:	/s/ Jonah Raskas
Name:	Jonah Raskas
Title:	Co-Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities on August 23, 2021.

Name	Position
Co-Chief Executive Officer and Director
/s/ Jonah Raskas	(Co-Principal Executive Officer)
Jonah Raskas
Co-Chief Executive Officer and Director
/s/ Mark Grundman	(Co-Principal Executive Officer)
Mark Grundman

/s/ Stephen Katchur	Chief Financial Officer
Stephen Katchur	(Principal Financial and Accounting Officer)